UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

TIFFANY & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2009 Annual Meeting of Stockholders
PROXY STATEMENT

ATTENDANCE AND VOTING MATTERS
Introduction
The Annual Meeting of the stockholders of Tiffany & Co. (the “Company”) will be held on Thursday,
May 21, 2009, at 9:00 a.m. in the Cosmopolitan Suite of the Four Seasons Hotel, 57 East 57th Street between Madison and Park Avenue, New York, New York.
This proxy statement and accompanying material, including the form of proxy, was first sent to the Company’s stockholders on or about April 9, 2009. It was sent to you on behalf of the Company by order of the Company’s Board of Directors (the “Board”).
You are entitled to vote at our 2009 Annual Meeting because you were a stockholder, or held Company stock through a broker, bank or other nominee, at the close of business on March 23, 2009, the record date for this year’s Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.
This proxy statement has been bound with our Annual Report on Form 10-K, which contains financial and other information about our business during Fiscal 2008 (February 1, 2008 to January 31, 2009). As is the practice of many other companies, the Company is now providing proxy materials by a “notice and access” process through the Internet. This enables the Company to reduce the cost of paper, printing and postage and, of great importance, to substantially reduce paper use in order to benefit our environment. Those stockholders who wish to receive a paper report may request one.

How to Request and Receive a PAPER or E-MAIL Copy of the Proxy Materials
OPTION A:      If you are a beneficial stockholder (beneficial stockholders typically have their shares held at brokerage firms or at other financial institutions):

1) By Internet:	www.proxyvote.com
2) By Telephone:	1-800-579-1639
3) By E-Mail*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the Notice of Proxy) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.
OPTION B:     If you are a registered stockholder (registered stockholders typically have their shares held in stock certificate form or in book entry form by Tiffany’s transfer agent, BNY Mellon Shareowner Services):

1) By Internet:	http://bnymellon.mobular.net/bnymellon/tif
2) By Telephone:	1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688)
3) By Email**:	shrrelations@bnymellon.com
** You must reference your 11-Digit Control Number to request a paper copy of the proxy materials.
Please make the requests as instructed above on or before May 7, 2009 to facilitate timely delivery.

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You may also find important information about the Company, with its principal executive offices at 727 Fifth Avenue, New York, New York 10022, on our website at http://investor.tiffany.com and you will find additional information concerning some of the subjects addressed in this document.

Important Notice Regarding Internet Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 21, 2009.
The Proxy Statement and Annual Report to Stockholders
are available at http://bnymellon.mobular.net/bnymellon/tif

Matters to Be Voted On at the 2009 Annual Meeting
There are three matters scheduled to be voted on at this year’s Annual Meeting:
•	The election of the Board;

•	Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2009 financial statements; and

•	Approval of an amendment to the Tiffany & Co. 2005 Employee Incentive Plan to increase by 2,500,000 the maximum number of shares that may be issued under the Plan.
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
How to Vote Your Shares
You can vote your shares at the Annual Meeting by proxy or in person.
You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the Annual Meeting is called voting “by proxy.”
If you wish to vote by proxy, you must do one of the following:
•	Complete the enclosed form, called a “proxy card,” and mail it in the envelope provided; or

•	Call the telephone number listed on your proxy card or notice and follow the pre-recorded instructions; or

•	Use the Internet to vote by going to the Internet address listed on your proxy card or notice; have your proxy card or notice in hand as you will be prompted to enter your control number and to create and submit an electronic vote.
If you do one of the above, you will have designated three officers of the Company to act as your proxies at the 2009 Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them on the proxy card, the telephone or the Internet with respect to each of the proposals presented in this Proxy Statement. If you sign and return your proxy card but do not give voting instructions, your proxy will vote the shares represented thereby for the election of each of the director nominees listed in Proposal No. 1 below, for approval of Proposal No. 2, which is discussed below and for approval of Proposal No. 3, which is also discussed below. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting.

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Alternatively, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the meeting.
While we know of no other matters to be acted upon at this year’s Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with his best judgment.
A special note for those who plan to attend the Annual Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the record date. In addition, you will not be able to vote at the meeting unless you obtain a legal proxy from the record holder of your shares.
How to Revoke Your Proxy
If you decide to vote by proxy (including by mail, telephone or Internet), you can revoke – that is, change or cancel – your vote at any time before your proxy casts his vote at the Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:
•	You can send an executed, later-dated proxy card to the Secretary of the Company, call in different instructions, or access the Internet voting site;

•	You can notify the Secretary of the Company in writing that you wish to revoke your proxy; or

•	You can attend the Annual Meeting and vote in person.
The Number of Votes That You Have
Each share of the Company’s common stock has one vote. The number of shares, or votes, that you have at this year’s Annual Meeting is indicated on the enclosed proxy card.
What a Quorum Is
A “quorum” is the minimum number of shares that must be present at an Annual Meeting for a valid vote. For our stockholder meetings, a majority of shares outstanding on the record date and entitled to vote at the Annual Meeting must be present.
The number of shares outstanding at the close of business on March 23, 2009, the record date, was 123,925,208. Therefore, 61,962,605 shares must be present at our 2009 Annual Meeting for a quorum to be established.
To determine if there is a quorum, we consider a share “present” if:
•	The stockholder who owns the share is present at the Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal; or
•	The stockholder is represented by proxy at the Annual Meeting.
If a stockholder is represented by proxy at the Annual Meeting, his or her shares are deemed present for purposes of a quorum, even if:
•	The stockholder withholds his or her vote or marks “abstain” for one or more proposals; or
•	There is a “broker non-vote” on one or more proposals.

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What a “Broker Non-Vote” Is
Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker votes or withholds its vote is determined by the New York Stock Exchange rules and depends on the proposal being voted upon.
If your broker withholds its vote, that is called a “broker non-vote.” As stated above, broker non-votes are counted as present for a quorum.
What Vote Is Required To Approve Each Proposal
Each nominee for director shall be elected by a majority of the votes cast “for” or “against” her or him at the Annual Meeting. That means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. To vote “for” or “against” any of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
You may abstain on the vote for any nominee but your abstention will not have any effect on the outcome of the election of directors.  A broker non-vote has the same effect as an abstention: neither will have any effect on the outcome of the election of directors. To abstain on the vote on any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Fiscal 2009 will be decided by the affirmative vote of the majority of shares present at the meeting. That means that the proposal will pass if more than half of those shares present at the meeting vote “for” the proposal.  Therefore, if you “abstain” from voting -- in other words, you indicate “abstain” on the proxy card, by telephone or by Internet -- it will have the same effect as an “against” vote. Broker non-votes on this proposal will be treated the same as abstentions:  both will have the same effect as an “against” vote.
The proposal to approve the amendment to the Tiffany & Co. 2005 Employee Incentive Plan will be decided as follows. First, a majority of shares outstanding on March 23, 2009, must actually vote on the proposal. For this purpose, abstentions will count as votes cast but broker non-votes will not. Second, a majority of those shares actually voting on the proposal must vote in favor of it. For this purpose, abstentions will have the same legal effect as a vote “against” the proposal and broker non-votes will be disregarded. That means that holders of 61,962,605 shares of common stock must actually vote “for” or “against” the proposal (or submit their proxies but “abstain” from voting on the proposal) and at least a majority of those voting must vote “for” the proposal.
Proxy Voting on Proposals in the Absence of Instructions
If you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by Internet, your proxies will vote your shares in accordance with the following recommendations of the Board:
•	FOR the election of all nine nominees for director named in this Proxy Statement;
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine our Fiscal 2009 financial statements; and
•	FOR the approval of the amendment to the Tiffany & Co. 2005 Employee Incentive Plan.

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Shares held in the Company’s Employee Profit Sharing and Retirement Savings Plan will not be voted by the Plan’s trustee unless specific instructions for voting are given by plan participants to whose accounts such shares have been allocated.
How Proxies Are Solicited
We have hired the firm of Georgeson Inc. to assist in the solicitation of proxies on behalf of the Board. Georgeson Inc. has agreed to perform this service for a fee of not more than $7,500, plus out-of-pocket expenses.
Employees of Tiffany and Company, a subsidiary of the Company, may also solicit proxies on behalf of the Board. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany and Company.
This particular solicitation is being made by mail, but proxies may also be solicited in person, by facsimile, by telephone or by electronic mail (e-mail).
In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners.
OWNERSHIP OF THE COMPANY
Stockholders Who Own At Least Five Percent of the Company
The following table shows all persons who were known to us to be “beneficial owners” of at least five percent of Company stock as of March 27, 2009. Footnote a) below provides a brief explanation of what is meant by the term “beneficial ownership.” This table is based upon reports filed with the Securities and Exchange Commission, commonly referred to as the SEC. Copies of these reports are publicly available from the SEC.

Name and Address	Amount and Nature			Percent
of Beneficial Owner	of Beneficial Ownership (a)			of Class

Trian Fund Management, L.P. 280 Park Avenue, 41st Floor New York, NY 10017	8,488,600	(b	) (c)	6.90%
a)	“Beneficial ownership” is a term broadly defined by the SEC and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership” such as where, for example, the person has or shares the power to vote the stock, sell it or acquire it within 60 days. Accordingly, some of the shares reported as beneficially owned in this table may actually be held by other persons or organizations. Those other persons and organizations are described in the reports filed with the SEC.

b)	The “Filing Persons” discussed below reported such beneficial ownership to the SEC on their Schedule 13D as of March 27, 2009 and that they shared voting power and shared dispositive power with respect to such shares. According to said Schedule 13D, the Filing Persons are Trian Partners GP, L.P., Trian Partners General Partner, LLC, Trian Partners, L.P., Trian Partners Master Fund, L.P., a Cayman Islands limited partnership, Trian Partners Parallel Fund I., L.P., Trian Partners Parallel Fund I General Partner LLC, Trian Partners Parallel Fund II L.P., Trian Partners Parallel Fund II GP, L.P., Trian Partners Parallel Fund II General Partner,

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LLC, Trian Fund Management, L.P., Trian Fund Management GP, LLC, Nelson Peltz, Peter W. May and Edward P. Garden.

c)	Peter W. May, referred to in Note (b) above, is a nominee of the Board for election as a director. See Item 1 – Election of Directors below.
Ownership by Directors, Director Nominees and Executive Officers
The following table shows the number of shares of the Company’s common stock beneficially owned as of March 23, 2009 by those persons who are director nominees or who were, as of the end of Fiscal 2008, directors, the principal executive officer (the “CEO”), the principal financial officer (the “CFO”) and the three next most highly compensated executive officers of the Company:

	Amount and Nature of
Name	Beneficial Ownership		Percent Of Class[a]

Directors

Rose Marie Bravo	86,216	[b]	*

Gary E. Costley	16,000	[c]	*

Lawrence K. Fish	20,000	[d]	*

Abby F. Kohnstamm	67,000	[e]	*

Michael J. Kowalski (CEO)	1,431,352	[f]	1.2

Charles K. Marquis	231,620	[g]	*

Peter W. May	10,738,600	[h]	8.7

J. Thomas Presby	41,900	[i]	*

William A. Shutzer	322,562	[j]	*

Executive Officers

James E. Quinn	754,523	[k]	*

Beth O. Canavan	338,233	[l]	*

James N. Fernandez (CFO)	526,639	[m]	*

Jon M. King	161,774	[n]	*

All executive officers and directors as a group (19 persons):	15,609,784	[o]	12.6

a)	An asterisk (*) is used to indicate less than 1% of the class outstanding.

b)	Includes 82,216 shares issuable upon the exercise of “Vested Stock Options,” which are stock options that either are exercisable as of March 23, 2009 or will become exercisable within 60 days of that date.

c)	Includes 15,000 shares issuable upon the exercise of Vested Stock Options.

d)	Includes 20,000 shares issuable upon the exercise of Vested Stock Options.

e)	Includes 65,000 shares issuable upon the exercise of Vested Stock Options.

f)	Includes 1,017,500 shares issuable upon the exercise of Vested Stock Options.

g)	Includes 109,732 shares issuable upon the exercise of Vested Stock Options.

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h)	As of March 27, 2009 Trian Fund Management L.P. reduced its holdings to 8,488,600 shares. See Stockholders Who Own At Least Five Percent of the Company above and reference Trian Fund Management, L.P. and Peter W. May in Note b) thereto. Includes 20,000 shares issuable upon the exercise of Vested Stock Options.

i)	Includes 40,000 shares issuable upon the exercise of Vested Stock Options.

j)	Includes 75,000 shares issuable upon the exercise of Vested Stock Options, 5,100 shares held by or for Mr. Shutzer’s minor child, 114,000 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner and 6,000 shares held in a defined benefit plan. Mr. Shutzer disclaims beneficial ownership of Company stock held by KJC Ltd.

k)	Includes 685,500 shares issuable upon the exercise of Vested Stock Options; 140 shares credited to Mr. Quinn’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan; 57,883 shares held by Mr. Quinn’s wife; 4,000 shares owned by Mr. Quinn’s minor child under the UGMA.

l)	Includes 316,000 shares issuable upon the exercise of Vested Stock Options and 566 shares credited to Mrs. Canavan’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

m)	Includes 489,500 shares issuable upon the exercise of Vested Stock Options and 139 shares credited to Mr. Fernandez’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

n)	Includes 149,000 shares issuable upon the exercise of Vested Stock Options and 440 shares credited to Mr. King’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

o)	Includes 3,887,288 shares issuable upon the exercise of Vested Stock Options and 2,735 shares held in the Company’s Employee Profit Sharing and Retirement Savings Plan.
See “COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS, Compensation Discussion and Analysis, Equity Ownership by Executive Officers and Directors” on page PS-31 below for a discussion of the Company’s share ownership policy.
Compliance of Directors, Executive Officers and Greater-Than-Ten-Percent Stockholders with Section 16(a) Beneficial Ownership Reporting Requirements
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and greater-than-ten-percent stockholders to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are also required to provide us with copies of those reports.
Based on our review of those reports and of certain other documents we have received, we believe that, during and with respect to Fiscal 2008, all filing requirements under Section 16(a) applicable to our directors, executive officers and greater-than-ten-percent stockholders were satisfied.

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RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s independent registered public accounting firm and, through its predecessor firms, has served in that capacity since 1984.
The Audit Committee has selected PwC as the independent registered public accounting firm to audit the Company’s financial statements and effectiveness of internal controls for the fiscal year ending January 31, 2010. This Audit Committee is directly responsible for appointing the independent auditors. In making this selection, the Audit Committee considered the independence of PwC, and whether the audit and non-audit services PwC provides to the Company are compatible with maintaining that independence.
The Audit Committee has adopted a policy requiring advance approval of PwC’s fees and services by the Audit Committee; this policy also prohibits PwC from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) systems design and implementation, (iii) appraisal or valuation, (iv) actuarial, (v) internal audit, (vi) management or human resources, (vii) investment advice or investment banking, (viii) legal services, and (ix) expert services unrelated to the audit. All fees paid to PwC by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.
Fees and Services of PricewaterhouseCoopers LLP
The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s consolidated financial statements and the effectiveness of internal controls over financial reporting for the years ended January 31, 2009 and 2008, and for its reviews of the Company’s unaudited condensed consolidated interim financial statements. This table also reflects fees billed for other services rendered by PwC.

	January 31, 2009	January 31, 2008

Audit Fees	$2,436,500	$2,320,500
Audit-related Fees[a]	22,300	79,250

Audit and Audit-related Fees	2,458,800	2,399,750
Tax Fees[b]	1,544,350	1,477,100
All Other Fees[c]	12,600	16,300

Total Fees	$4,015,750	$3,893,150

a)	In 2007, audit related fees consisted principally of fees for audits of financial statements of certain employee benefit plans. In 2008, the Company did not use PwC for the audits of these benefit plans.

b)	Tax fees consist of fees for tax consultation and tax compliance services. These fees included tax filing and compliance fees of $1,337,150 for the year ended January 31, 2009 and $1,090,200 for the year ended January 31, 2008.

c)	All other fees consist of costs for software used by the Finance Division and other advisory services for the years ended January 31, 2009 and January 31, 2008.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board, In General
The Company is a Delaware corporation. Our principal subsidiary is Tiffany and Company, a New York corporation. In this Proxy Statement, Tiffany and Company will be referred to as simply “Tiffany.”
The Board is currently comprised of nine members. The Board can also fill vacancies and newly created directorships, as well as amend the By-laws to provide for a greater or lesser number of directors.
Directors are required by our By-laws to be less than age 72 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. Under the Company’s Corporate Governance Principles, directors may not serve on a total of more than six public company boards. Service on the Board is included in that total.
The Role of the Board in Corporate Governance
The Board plays several important roles in the governance of the Company, as set out in the Company’s Corporate Governance Principles. The Corporate Governance Principles may be viewed on the Company’s website http://investor.tiffany.com/governance.cfm and as Appendix I to this Proxy Statement. The responsibilities of the Board include:
•	Management succession;

•	Review and approval of the annual operating plan prepared by management;

•	Monitoring of performance in comparison to the operating plan;

•	Review and approval of the Company’s strategic plan prepared by management;

•	Consideration of topics of relevance to the Company’s ability to carry out its strategic plan;

•	Review and approval of a delegation of authority by which management carries out the day-to-day operations of the Company and its subsidiaries;

•	Review of the Company’s investor relations program;

•	Review of the Company’s schedule of insurance coverage; and

•	Review and approval of significant actions by the Company.
Executive Sessions of Non-management Directors/Presiding Non-management Director
Non-management directors meet regularly in executive session without management participation. This encourages open discussion. At those meetings, Charles K. Marquis, Chairman of the Nominating/Corporate Governance Committee, presides. In addition, at least once per year the independent directors meet separately in executive session.
Communication with Non-management Directors
Stockholders may send written communications to the entire Board or to any of the non-management directors by addressing their concerns to Mr. Marquis, Chairman of the Nominating/Corporate Governance Committee (presiding director), at the following address:  Corporate Secretary (Legal Department), Tiffany & Co., 600 Madison Avenue, Eighth floor,

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New York, New York 10022. All communications will be compiled by the Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.
Director Attendance at Annual Meeting
The Board schedules a regular meeting on the date of the Annual Meeting of Stockholders to facilitate attendance at the Annual Meeting by the directors. All nine directors attended the Annual Meeting held in May 2008.
Independent Directors Constitute a Majority of the Board
The Board has affirmatively determined that each of the following directors (each of whom is also a nominee for re-election) is “independent” under the listing standards of the New York Stock Exchange in that none of them has a material relationship with the Company (directly or as a partner, shareholder or officer of any organization that has a relationship with the Company): Rose Marie Bravo, Gary E. Costley, Lawrence K. Fish, Abby F. Kohnstamm, Charles K. Marquis, Peter W. May, and J. Thomas Presby.
The Board also considered the other tests of independence set forth in the New York Stock Exchange Corporate Governance Rules and has determined that each of the above directors and nominees is independent as defined in such Rules.
In addition, the Board has affirmatively determined that J. Thomas Presby, Gary E. Costley, Lawrence K. Fish, Abby F. Kohnstamm, and Charles K. Marquis meet the additional, heightened independence criteria applicable to audit committee members under New York Stock Exchange rules.
In determining that Ms. Kohnstamm is independent, the Board considered that IBM Corporation, of which she was an officer until January 2006, sells data-processing and communication hardware, software and services to Tiffany and Tiffany sells business gifts to IBM. However, these sales constitute far less than one percent of the consolidated sales of each seller (IBM and Tiffany, respectively). The Board considered all relevant facts and circumstances, including the amount of such sales in the context of the size of the businesses of the Company and IBM Corporation, the fact that Ms. Kohnstamm was not responsible at IBM Corporation for such sales in the course of her duties, and that such sales were long-standing business practices prior to the time Ms. Kohnstamm was recruited to the Board.
In determining that Mr. May is independent, the Board considered the Commentary set forth in the New York Stock Exchange’s Listed Company Manual, section 303A.02, which states “... as the concern is independence from management, the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.” See “OWNERSHIP OF THE COMPANY, Stockholders Who Own At Least Five Percent of the Company” above.
In determining that Mr. Fish is independent, the Board considered banking relationships that exist between ABN/AMRO and the Company. Both ABN/AMRO and Citizens Financial Group are subsidiaries of the Royal Bank of Scotland Group. Mr. Fish was, until recently, an employee of Citizens Financial Group and a director of Royal Bank of Scotland Group. A portion of the operations of ABN/AMRO was recently acquired by Royal Bank of Scotland Group. The Company does banking business with ABN/AMRO.
To our knowledge, none of the other independent directors has any direct or indirect relationship with the Company, other than as a director, and none of the independent directors serves as an

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executive officer of any charitable organization to which the Company or any of its affiliates have made any significant contributions within the preceding three years other than as follows: Mr. May serves as Chairman of The Mount Sinai Medical Center Board of Trustees; in Fiscal 2008, 2007, 2006 and 2005 respectively the Company donated approximately $2,840, $11,000, $58,000 and $50,000 in cash and/or goods to this institution. Mr. May was not involved in soliciting these donations.
Meetings and Attendance during Fiscal 2008
In Fiscal 2008, the Board held a total number of 7 meetings (including telephonic meetings). All current and incumbent directors attended at least 84% of the aggregate number of meetings of the Board and those committees (including the Audit Committee, Compensation Committee, Stock Option Subcommittee, Nominating/Corporate Governance Committee, and the Finance Committee) on which they served during their period of service (Messrs. Fish and May joined the Board in May 2008 and hence did not serve for the full year).
Committees of the Board
Committees Composed Entirely of Independent Directors

Audit J. Thomas Presby, Chair Gary E. Costley Lawrence K. Fish (joined in March 2009) Abby F. Kohnstamm Charles K. Marquis	Nominating/Corporate Governance Charles K. Marquis, Chair Rose Marie Bravo Gary E. Costley Abby F. Kohnstamm J. Thomas Presby
Compensation Gary E. Costley, Chair Rose Marie Bravo Abby F. Kohnstamm Charles K. Marquis Peter W. May	Stock Option Subcommittee Gary E. Costley, Chair Rose Marie Bravo Abby F. Kohnstamm Charles K. Marquis Peter W. May

Committees Including Non-Independent Directors

Finance William A. Shutzer, Chair Lawrence K. Fish Peter W. May	Corporate Social Responsibility Lawrence K. Fish, Chair Abby F. Kohnstamm Michael J. Kowalski
Dividend Michael J. Kowalski

Nominating/Corporate Governance Committee
The primary function of the Nominating/Corporate Governance Committee is to assist the Board in matters of corporate governance. The Nominating/Corporate Governance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company’s website, http://investor.tiffany.com/governance.cfm. Under its charter, the role of the Nominating/Corporate Governance Committee includes recommending to the Board:

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•	Policies on the composition of the Board;

•	Criteria for the selection of nominees for election to the Board;

•	Nominees to fill vacancies on the Board; and

•	Nominees for election to the Board.
If you would like to submit the name of a candidate for the Nominating/Corporate Governance Committee to consider as a nominee of the Board for director, you may send your submission at any time to the Nominating/Corporate Governance Committee, c/o Mr. Patrick B. Dorsey, Corporate Secretary (Legal Department), Tiffany & Co., 600 Madison Avenue, New York, New York 10022. Candidates for director shall be selected on the basis of their business experience and expertise, with a view to supplementing the business experience and expertise of management and adding further substance and insight into board discussions and oversight of management. The Nominating/Corporate Governance Committee evaluates candidates recommended by stockholders in the same manner as it evaluates director candidates suggested by others. See our Corporate Governance Principles which are available on our website http://investor.tiffany.com/governance.cfm and as Appendix I to this Proxy Statement.
Dividend Committee
The Dividend Committee declares regular quarterly dividends in accordance with the dividend policy established by the full Board. The Dividend Committee acts by unanimous written consent and did not meet in Fiscal 2008. Mr. Kowalski is the sole member of the Dividend Committee.
Compensation Committee
The primary function of the Compensation Committee is to assist the Board in compensation matters. The Compensation Committee operates under its charter which may be viewed on the Company’s website, http://investor.tiffany.com/governance.cfm. Under its charter, the Compensation Committee’s responsibilities include:
•	Approval of remuneration arrangements for executive officers; and

•	Approval of compensation plans in which officers and employees of Tiffany are eligible to participate.
For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see “Compensation Committee Process” beginning on page PS-37 of the “Compensation Discussion and Analysis” below. The Compensation Committee’s report appears on page PS-40.
Compensation for the non-management members of the Board is set by the Board with advice from the Nominating/Corporate Governance Committee.
Stock Option Subcommittee
The Stock Option Subcommittee determines the grant of options, restricted stock units, cash incentive awards and other matters under our 2005 Employee Incentive Plan. All members of the Compensation Committee are members of this subcommittee.

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Compensation Committee Interlocks and Insider Participation
No director serving on the Compensation Committee or its Stock Option Subcommittee during any part of Fiscal 2008 was, at any time either during or before such fiscal year, an officer or employee of Tiffany & Co. or any of its subsidiaries. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed during Fiscal 2008.
Audit Committee
The Company’s Audit Committee is an “audit committee” established in accordance with Section 3(a) (58)(A) of the Securities Exchange Act of 1934. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company’s website, http://investor.tiffany.com/governance.cfm. Under its charter, the Audit Committee’s responsibilities include:
•	Retaining and terminating the Company’s independent registered public accounting firm, reviewing the quality-control procedures and independence of such firm and evaluating their proposed audit scope, performance and fee arrangements;

•	Approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•	Reviewing the adequacy of our system of internal control over financial reporting;

•	Establishing procedures for complaints regarding accounting, internal accounting controls or auditing matters; and

•	Conducting a review of our financial statements and audit findings in advance of filing, and reviewing in advance proposed changes in our accounting principles.
The Board has determined that all members of the Audit Committee are financially literate, that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise, and that Mr. Presby meets the SEC criteria of an “audit committee financial expert.” Mr. Presby is a member of the National Association of Corporate Directors and chairs the audit committees of four public companies in addition to that of the Company. In view of Mr. Presby’s full-time commitment to work as an independent director, the Board has determined that his simultaneous service on five audit committees will not impair his ability to effectively serve on the Company’s Audit Committee. The report of the Audit Committee is on page PS-17.
Finance Committee
In May 2008, the Board formed the Finance Committee to assist the Board with its oversight of the Company’s capital structure, dividend policy, repurchase of the Company’s capital stock, debt and equity financings, and the retention of investment bankers and other financial advisors to the Board. The Finance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company’s website, http://investor.tiffany.com/governance.cfm.
Corporate Social Responsibility Committee
In March 2009, the Board formed the Corporate Social Responsibility Committee to assist the Board with its oversight of the Company’s policies and practices involving the environment, vendor workplace conditions and employment practices, community affairs, sustainable product sourcing, corporate charitable giving, governmental relations, political activities and diversity in employment. The Corporate Social Responsibility Committee operates under the charter adopted by the Board. The charter may be viewed on the Company’s website, http://investor.tiffany.com/governance.cfm.

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Self-Evaluation
The independent directors who serve on the Board conduct an annual evaluation of the workings and efficiency of the Board and of each of the Board committees on which they serve and make recommendations for change, if required.
Resignation on Job Change or New Directorship
Under the Company’s Corporate Governance Principles, a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment or significant change in job responsibilities and upon accepting or resolving to accept a directorship with another public company. The Committee may either accept or reject such resignation, but must act within 10 days after considering, in light of the circumstances, the continued appropriateness of the continued service of the director.
Business Conduct Policy and Code of Ethics
Since the 1980s, the Company has had a policy governing business conduct for all Company employees worldwide. The policy requires compliance with law and avoidance of conflicts of interest and sets standards for various activities to avoid the potential for abuse or the occasion for illegal or unethical activities. This policy covers, among other activities, the acceptance or giving of gifts from or to those seeking to do business with the Company, processing one’s own transactions, political contributions and reporting dishonest activity. Each year, all employees are required to review the policy, report any violations or conflicts of interest and affirm their obligation to report future violations to management.
The Company has a toll-free “hotline” to receive complaints from employees, vendors, stockholders and other interested parties concerning violations of the Company’s policies or questionable accounting, internal controls or auditing matters. The toll-free phone number is 877-806-7464. The hotline is operated by a third party service provider to assure the confidentiality and completeness of all information received. Users of this service may elect to remain anonymous.
We also have a Code of Business and Ethical Conduct for the directors, the Chief Executive Officer, the Chief Financial Officer and all other officers of the Company. The Code advocates, and requires those persons to adhere to, principles and responsibilities governing professional and ethical conduct. This Code supplements our business conduct policy. Waivers may only be made by the Board. A summary of our business conduct policy and a copy of the Code of Business and Ethical Conduct are posted on our website, http://investor.tiffany.com/governance.cfm. We have also filed a copy of the Code with the SEC as an exhibit to our Annual Report on Form 10-K for Fiscal 2008. The Board has not adopted a policy by which it will disclose amendments to, or waivers from, the Company’s Code of Business and Ethical Conduct on our website. Accordingly, we will file a report on Form 8-K if that Code is amended or if the Board has granted a waiver from such Code, including an implicit waiver. We will file such a report only if the waiver applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and if such waiver relates to: honest and ethical conduct; full, fair, accurate, timely, and understandable disclosure; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code; or accountability for adherence to the Code.
The Nominating/Corporate Governance Committee, Audit Committee and Compensation Committee charters as well as the Code of Ethics and the Corporate Governance Principles are available in print to any stockholder who requests them.

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Limitation on Adoption of Poison Pill Plans
On January 19, 2006, the Board terminated the Company’s stockholder rights plan (typically referred to as a “poison pill”) and adopted the following policy:
  “This Board shall submit the adoption or extension of any poison pill to a stockholder vote before it acts to adopt such poison pill; provided, however, that this Board may act on its own to adopt a poison pill without first submitting such matter to a stockholder vote if, under the circumstance then existing, this Board in the exercise of its fiduciary responsibilities deems it to be in the best interests of the Company and its stockholders to adopt a poison pill without the delay in adoption that is attendant upon the time reasonably anticipated to seek a stockholder vote. If a poison pill is adopted without first submitting such matter to a stockholder vote, the poison pill must be submitted to a stockholder vote within one year after the effective date of the poison pill. Absent such submission to a stockholder vote, and favorable action thereupon, the poison pill will expire on the first anniversary of its effective date.”
TRANSACTIONS WITH RELATED PERSONS
The Board has adopted policies and procedures for the review, approval or ratification of transactions with the Company (or any subsidiary) in which any director or executive officer, any nominee for election as a director, any immediate family member of such an officer, director or nominee or any five-percent holder of the Company’s securities has a direct or indirect material interest. Such transactions are referred to the Nominating/Corporate Governance Committee for review. In determining whether to approve or ratify any transaction, the Committee applies the following standard after considering the facts and circumstances of the transaction: whether, in the business judgment of the Committee members, the interests of the Company appear likely to be served by such approval or ratification.

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REPORT OF THE AUDIT COMMITTEE
Included in the Company’s Annual Report to Stockholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2009 and 2008, and the related consolidated statements of earnings, stockholders’ equity and comprehensive earnings, and cash flows for each of the three years in the period ended January 31, 2009. These statements (the “Audited Financial Statements”) are the subject of a report by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The Audited Financial Statements are also included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.
The Audit Committee reviewed and discussed the Audited Financial Statements with the Company’s management and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company’s management and independent registered public accounting firm their evaluations of the effectiveness of the Company’s internal controls over financial reporting.
The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That Is Integrated With An Audit of Financial Statements”.
The Audit Committee received from PwC the written disclosure and letter required by PCAOB Rule 3526 “Communication with Audit Committtees Concerning Independence,” and has discussed the independence of PwC with that firm. The Audit committee has considered whether the provision by PwC of the tax consultation, tax compliance and other non-audit-related services disclosed above under “RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – Fees and Services of PricewaterhouseCoopers LLP” is compatible with maintaining PwC’s independence and has concluded that providing such services is compatible with that firm’s independence from the Company and its management.
The Audit Committee is aware that the provision of non-audit services by an independent accountant may, in some circumstances, create the perception that independence has been compromised. Accordingly, the Audit Committee has instructed management and management has agreed to develop professional relationships with firms other than PwC so that, when needed, other qualified resources will be available and will be used as appropriate.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.
Signed:
J. Thomas Presby, Chair
Gary E. Costley
Lawrence K. Fish
Abby F. Kohnstamm
Charles K. Marquis
Members of the Audit Committee

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EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are:

			Year Joined
Name	Age	Position	Tiffany

Michael J. Kowalski	57	Chairman of the Board and Chief Executive Officer	1983

James E. Quinn	57	President	1986

Beth O. Canavan	54	Executive Vice President	1987

James N. Fernandez	53	Executive Vice President and Chief Financial Officer	1983

Jon M. King	52	Executive Vice President	1990

Victoria Berger-Gross	53	Senior Vice President – Global Human Resources	2001

Pamela H. Cloud	39	Senior Vice President – Merchandising	1994

Patrick B. Dorsey	58	Senior Vice President – General Counsel and Secretary	1985

Patrick F. McGuiness	43	Senior Vice President – Finance	1990

Caroline D. Naggiar	51	Senior Vice President – Chief Marketing Officer	1997

John S. Petterson	50	Senior Vice President – Operations	1988

Michael J. Kowalski. Mr. Kowalski assumed the role of Chairman of the Board in January 2003, following the retirement of William R. Chaney. He has served as the Registrant’s Chief Executive Officer since February 1999 and on the Registrant’s Board of Directors since January 1995. After joining Tiffany in 1983 as Director of Financial Planning, Mr. Kowalski held a variety of merchandising management positions and served as Executive Vice President from 1992 to 1996 with overall responsibility in the areas of merchandising, marketing, advertising, public relations and product design. He was elected President in 1997. Mr. Kowalski is a member of the Board of Directors of the Bank of New York Mellon. The Bank of New York Mellon is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under Tiffany’s credit agreement and as the trustee and investment manager for Tiffany’s Employee Pension Plan; and BNY Mellon Shareowner Services serves as the Company’s transfer agent and registrar.
James E. Quinn. Mr. Quinn was appointed President effective January 31, 2003. He had served as Vice Chairman since 1998. After joining Tiffany in July 1986 as Vice President of branch sales for the Company’s business-to-business sales operations, Mr. Quinn had various responsibilities for sales management and operations. He was promoted to Executive Vice President on March 19, 1992. He has responsibility for Tiffany & Co. sales outside the U.S. and Canada. Mr. Quinn is a member of the board of directors of Mutual of America Capital Management, Inc.
Beth O. Canavan. Mrs. Canavan joined Tiffany in May 1987 as Director of New Store Development. She later held the positions of Vice President, Retail Sales Development, Vice President and General Manager of the New York flagship store, and Eastern Regional Vice President. In 1997, she assumed the position of Senior Vice President for U.S. Retail. In January 2000, she was promoted to Executive Vice President responsible for retail sales activities in the U.S. and Canada and retail store expansion. In May 2001, Mrs. Canavan assumed additional responsibility for direct sales and business-to-business sales activities in the U.S. and Canada.
James N. Fernandez. Mr. Fernandez joined Tiffany in October 1983 and has held various positions in financial planning and management prior to his appointment as Senior Vice President–Chief Financial Officer in April 1989. In January 1998, he was promoted to Executive Vice President–Chief Financial Officer. He has responsibility for accounting, treasury, investor relations, information technology, financial planning, financial services, business development, diamond operations, real estate operations and overall responsibility for distribution, manufacturing, customer service and

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security. Mr. Fernandez serves on the Board of Directors of The Dun & Bradstreet Corporation and is a member of the Audit Committee and Board Affairs Committee.
Jon M. King. Mr. King joined Tiffany in 1990 as a jewelry buyer and has held various positions in the Merchandising Division, assuming responsibility for product development in 2002 as Group Vice President. In 2003, he was promoted to Senior Vice President–Merchandising. In June 2006, he was promoted to Executive Vice President and, in addition to his Merchandising leadership role, assigned responsibility for Marketing and Public Relations.
Victoria Berger-Gross. Dr. Berger-Gross joined Tiffany in February 2001 as Senior Vice President–Human Resources.
Pamela H. Cloud. Ms. Cloud joined Tiffany in 1994 as an Assistant Buyer and has since advanced through positions of increasing management responsibility within the Merchandising Division.  In January 2007, she was promoted to Senior Vice President–Merchandising, responsible for all aspects of product planning and inventory management.
Patrick B. Dorsey. Mr. Dorsey joined Tiffany in July 1985 as General Counsel and Secretary.
Patrick F. McGuiness. Mr. McGuiness joined Tiffany in 1990 as an Analyst in Accounting & Reporting and has held a variety of management positions within the Finance Division, most recently as Group Vice President–Finance, and in Merchandising from 2000 to 2002 as Vice President–Merchandising Process Improvement.  In January 2007, he was promoted to Senior Vice President–Finance, responsible for Tiffany’s worldwide financial functions.
Caroline D. Naggiar. Ms. Naggiar joined Tiffany in June 1997 as Vice President–Marketing Communications. She assumed her current responsibilities as head of advertising and marketing in February 1998 and in 2007 she was assigned additional responsibility for the Public Relations department and named Chief Marketing Officer.
John S. Petterson. Mr. Petterson joined Tiffany in 1988 as a management associate. He was promoted to Senior Vice President–Corporate Sales in May 1995. In May 2001, Mr. Petterson assumed the role of Senior Vice President–Operations, with responsibility for worldwide distribution, customer service and security activities. His responsibilities were expanded in February 2003 to include manufacturing operations.

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COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS
Contents

Compensation Discussion and Analysis	Page PS-21
Report of the Compensation Committee	Page PS-40
Summary Compensation Table – Fiscal 2006, 2007 and 2008	Page PS-41
Grants of Plan-Based Awards Table – Fiscal 2008	Page PS-44
Equity Compensation Plan Information	Page PS-45
Discussion of Summary Compensation Table and Grants of Plan-Based Awards	Page PS-46
Outstanding Equity Awards at Fiscal Year-end Table	Page PS-51
Option Exercises and Stock Vested Table – Fiscal 2008	Page PS-54
Pension Benefits Table	Page PS-55
Nonqualified Deferred Compensation Table	Page PS-59
Potential Payments on Termination or Change in Control	Page PS-61
Director Compensation Table – Fiscal 2008	Page PS-64

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COMPENSATION DISCUSSION AND ANALYSIS
Overview
The Compensation Committee of the Board of Directors (the “Committee”) has established an executive compensation plan that contains the following key components:

Compensation Component	Objective	Key Features
Salary	Provide cash compensation that is not at risk.	Designed to retain key executives by being competitive; not the primary means of recognizing performance.
Annual incentive (annual incentive award or bonus)	Motivate and reward achievement of the annual financial results.	Cash payments dependent on the degree of achievement of the annual profit plan – Committee retains substantial discretion to reduce awards.
Long-term incentives (performance-based restricted stock units and stock options)	Align management interests with those of stockholders; retain executives; motivate and reward achievement of sustainable earnings growth.	Stock unit awards vest upon
achievement of Company
financial goals over a three-
year performance period and
require continued employment.
Stock option awards vest
ratably over four years of
continued employment.
Benefits	Retain executives over the course of their careers.	A comprehensive program of benefits that includes a defined benefit retirement program that provides a special stay- incentive for experienced executives. Life insurance benefits that build cash value.

Summary of Significant Committee Actions in 2008
These are the most significant actions that the Committee has taken with respect to the compensation of executive officers since the 2008 meeting of stockholders:
•	Maintained 2009 base salaries and target annual incentive compensation at 2008 levels in all but one instance;

•	Paid no annual incentive awards for 2008 because Company earnings were below 2007 levels;

•	Established a threshold net earnings target for 2009 annual incentives at $116 million and a target goal for net earnings from continuing operations of $193,016,000;

•	Established the following threshold for earnings from continuing operations if the performance-based restricted units granted in January of 2009 are to vest: $300 million in any one of the fiscal years in the three-year period ending January 31, 2012;

•	Eliminated all gross-ups, including those on change in control severance payments and on life insurance premiums; and

•	Completed a comprehensive review of all change in control arrangements and made the following significant changes:

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○	Adopted a more limited definition of “change of control” and applied it consistently across all arrangements;

○	Reduced change in control severance payout amounts for the chief executive officer and the president;

○	Eliminated change in control credit for additional years of service for retirement plan purposes;

○	Limited the circumstances in which equity awards will vest on a change in control; and

○	Limited the circumstances in which an executive may resign and be paid a change in control severance payment.
Short- and Long-term Planning for Sustainable Earnings Growth
The performance of management in planning, execution and brand stewardship and variable external factors determine the Company’s success in achieving its financial goals – both short- and long-term.
As part of each year’s planning process, the executive officers develop and submit for Board approval:
•	a four-year strategic plan that balances earnings with “brand stewardship” (see below); and

•	a profit plan for the fiscal year.
Both plans must incorporate challenging but achievable goals for sales growth, merchandising, gross margins, marketing expenditures, staffing, other expenses, capital spending and all other components of the Company’s financial statements.
“Brand stewardship” refers to actions taken by management to maintain, in the minds of consumers, strong associations between the TIFFANY & CO. brand and product quality, product exclusivity, the highest levels of customer service, compelling store design and product display, and responsible product sourcing practices.
The Board recognizes that tradeoffs between short-term objectives and brand stewardship are often difficult. For example, variations in product mix can positively affect gross margins in the short term while negatively affecting brand image, and increased staffing can positively affect customer service while negatively affecting earnings. Through the planning process management must bring into balance expectations for quarterly and annual earnings growth and concerns for brand stewardship and sustainable earnings growth.
Objectives of the Executive Compensation Program
The Committee has established the following objectives for the compensation program:
•	to attract, motivate and retain the management talent necessary to develop and execute both the annual and strategic plans;
•	to reward achievement of annual and long-term financial goals; and
•	to link management’s interests with those of the stockholders.
The total executive compensation program includes base salary, annual and long-term incentives and benefits.

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Base Salary
The Committee pays the executive officers competitive salaries as one part of a competitive total compensation program to attract and retain them, but does not use salary increases as the primary means of recognizing talent and performance. For a discussion of how the Committee determines that the Company’s base salaries for executives are competitive, see below under the heading Competitive Compensation Analysis.
The Committee last made a general adjustment to executive salaries in 2008. At that time the Committee determined that salaries would, in the future, be adjusted every other year if warranted by competitive conditions and individual performance factors.

Actions Taken:	For 2009 the Committee maintained salaries at 2008 levels in all but one instance. The Committee increased the 2009 base salary of one executive officer because the Competitive Compensation Analysis discussed below indicated that this executive was paid well below the market value for a comparable position.
Short-term Incentives
The Committee uses short-term incentives to motivate executive officers to achieve the annual profit plan. Short-term incentives consist of annual incentive awards for the five named executive officers and bonus eligibility for the other executive officers. Annual incentive awards are primarily formula-driven, with payments based on the degree of achievement of the annual profit plan. Bonuses are entirely discretionary.
Although annual incentive awards are contingent upon the degree to which the annual profit plan is achieved, the Committee has the discretion to take other considerations into account. Such considerations include events, unanticipated at the time that incentive award targets were set, that affect earnings, and contributions to business outcomes consistent with the strategic plan. (For a description of the Incentive Awards, including incentive award targets from year-to-year and the conditions under which the Committee may exercise discretion, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Non-Equity Incentive Plan Awards.)
The Committee awards annual bonuses to the other executive officers. Although the Committee retains discretion with respect to bonuses, in practice it aligns bonuses with the annual incentive awards.

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For Fiscal 2008 the Committee set targets and maximums for annual incentive awards for each of the named executive officers as follows:

			Maximum Incentive as
		Target Incentive as a	a Percent of Base
Executive	Position	Percent of Base Salary	Salary

Michael J. Kowalski	Chairman & CEO	100%	200%

James E. Quinn	President	70%	140%

Beth O. Canavan	Executive Vice
	President	70%	140%

James N. Fernandez	Executive Vice
	President & CFO	70%	140%

Jon M. King	Executive Vice
	President	70%	140%

Action Taken:	In January 2009, the Committee determined to maintain target and maximum incentives for Fiscal 2009 at the same levels set for Fiscal 2008. See above.
At the beginning of Fiscal 2008, the Committee established, as a condition to awarding the maximum incentive awards, that the Company attain 80% of the earnings objective of the Fiscal 2008 profit plan. At the same time, the Committee also advised the executive officers that the Committee planned to exercise its discretion to reduce annual incentive awards and bonuses to zero if Fiscal 2008 earnings did not equal or exceed earnings for Fiscal 2007. That condition was not satisfied.

Action Taken:	After reviewing and concurring with the recommendation of the chief executive officer, the Committee, in the exercise of its retained discretion, determined not to pay any annual incentive awards or bonuses to any executive officer for Fiscal 2008.

Action Taken:	At the beginning of Fiscal 2009, the Committee established, as a condition to awarding the maximum incentive awards, that the Company attain Fiscal 2009 net earnings of $116 million. At the same time the Committee also advised the executive officers that, in the absence of other factors, the Committee will exercise its discretion as follows:

•	to reduce the award to zero if Fiscal 2009 earnings from continuing operations do not equal or exceed $135,111,200;

•	to pay 80% of the target incentive award if Fiscal 2009 earnings from continuing operations equal $173,714,400;

•	to pay the target incentive award if Fiscal 2009 earnings from continuing operations equal $193,016,000;

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•	to pay 120% of the target incentive award if Fiscal 2009 earnings from continuing operations equal $212,317,600;

•	to pay the maximum award if Fiscal 2009 earnings from continuing operations equal or exceed $250,920,800; and

•	to vary the incentive award payable if Fiscal 2009 earnings from continuing operations fall between the amounts set forth above.
Strategic Incentives
The Committee uses long-term incentives to promote the retention of executive officers and motivate them to achieve sustainable earnings growth.
The Committee considers equity-based awards to be appropriate because, over the long term, the Company’s stock price should be a good indicator of management’s success in achieving sustainable earnings growth.
The Committee awards both performance-based restricted stock units and stock options because each form of award complements the other in helping the Company retain and motivate its executive officers.
In its decision to use both forms of award, the Committee took into account the difficulty of setting appropriate strategic performance goals. This difficulty arises due to the significant degree of influence that noncontrollable and highly variable external factors have upon the Company’s performance and the fact that the market does not always respond immediately to earnings growth.
Performance-based restricted stock units have the advantage of rewarding executives for meeting financial goals – even if the achievement of those goals is not reflected in the share price.
Stock options, on the other hand, do not reward executives in a declining market. However, they do provide gains commensurate with those of shareholders, whether or not financial goals have been met.
In order to provide balance to the Company’s long-term incentives, the Committee determined that the ratio of the estimated value of performance-based restricted stock unit awards to the estimated value of stock options awards should be as nearly 50/50 as practicable. For purposes of achieving this ratio the Committee values the awards as follows:
•	for options, on the basis of the Black-Scholes model; and

•	for performance-based restricted stock units, using the per share market value immediately prior to the grant on the assumption that units would vest at target.
Performance-Based Restricted Stock Unit Grants Prior to 2009
Complete vesting of performance-based restricted stock units granted prior to January 2009 is dependent upon achievement of both a cumulative earnings per share (“EPS”) goal and an average return on assets (“ROA”) goal over the three-year performance period following the grant.
•	Like most companies, the Company’s stock price over the long term is primarily driven by growth in EPS. EPS performance is the primary determiner of vesting and no shares will vest unless a threshold level of EPS performance is achieved.

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•	The Company’s ROA is also likely to significantly affect its stock price over the long term. This is due, in part, to the significance of inventory and store fitting-out expenses in its business. Thus the Committee used ROA as a supplemental indicator of management’s success in achieving sustainable earnings growth.

•	The EPS and ROA goals were set by the Committee in conformance to, and as part of the process of approving, the Company’s strategic plan.
Due to the Company’s financial performance in Fiscal 2008, performance-based restricted stock unit grants made in January 2007 for the 2007-2009 performance cycle and made in January 2008 for the 2008-2010 performance cycle are unlikely to vest. Unit grants made in January 2006 vested at 36.4% of maximum (72.8% of target) due to the mix of financial performance over the 2006-2008 performance cycle.
Performance-Based Restricted Stock Unit Grants Made in January 2009
When the Committee met in January 2009, it considered:
•	the Company’s projected financial performance for Fiscal 2008;

•	the economic circumstances and uncertainty confronting retailers of luxury goods and jewelry retailers in particular;

•	the difficulty of planning for Fiscal 2009 in the face of such uncertainty;

•	the diminished realizable and retentive value of equity awards made to the executive officers in prior fiscal years due to the effect of significant declines in the market value for the Company’s stock and the Company’s financial performance in Fiscal 2008; and

•	whether the vesting provisions of performance-based restricted stock unit grants to be made in respect of the three-year performance period ending on January 31, 2012 should be changed, relative to those made for prior performance periods (see above), to provide a clearer opportunity for achievement in the face of economic uncertainty and concomitantly, to provide the Company with a better opportunity to retain the executives.

Actions Taken:	The Committee determined that the performance-based restricted stock unit grants made in January 2009 for the three-year performance period ending January 31, 2012 will vest 100% for those executives who remain employed through the end of the performance period, if consolidated earnings from continuing operations equal or exceed $300 million in any one of the three fiscal years ending during the performance period. Unlike prior grants, there will be no incremental opportunity for the executives if the earnings goal is over-achieved, and no partial vesting for partial performance.
To see the number of performance–based restricted share units granted to each of the named executive officers on January 28, 2009 refer to GRANTS OF PLAN-BASED AWARDS Fiscal 2008, 2005 Employee Incentive Plan below.
The Committee does not expect to use the metrics used in January 2009 for performance-based restricted stock unit grants in the future.
For a more complete description of the performance-based restricted stock units, including a description of the circumstances in which a portion of the units may vest in various circumstances of death, disability, a Change of Control or at the initiative of the executive’s employer and the

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goals set from year-to-year, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Equity Incentive Plan Awards – Performance-Based Restricted Stock Units.)
Stock Option Grants Made in January 2009
The Committee grants stock options in order to clarify the link between the interests of the executive officers and those of the Company’s stockholders in long-term growth in share value and to support the brand stewardship over the long term. (For a description of the stock options see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Options.)

Action Taken:	As has been its practice, the Committee granted stock options to the executive officers on January 28, 2009.
To see the number of stock options granted to each of the named executive officers on January 28, 2009 refer to GRANTS OF PLAN-BASED AWARDS Fiscal 2008, 2005 Employee Incentive Plan below.
Retirement Benefits
Retirement benefits are offered to executive officers because the Committee seeks to retain them over the course of their career, especially in their later years when they have gained experience and become more valuable to the Company and to its competitors. (For a description of the retirement benefits see PENSION BENEFITS – Features of the Retirement Plans.)
Retirement benefits are not contingent upon corporate performance factors, although the average final compensation of each executive officer, on which retirement benefits are based, will be determined, in part, by reference to bonus and incentive awards made in the past. Such awards were determined by corporate performance factors.
Executives participate in three retirement plans: they participate in the same tax-qualified pension plan available to all full-time U.S. employees hired before January 1, 2006 and also receive incremental benefits under the Excess Plan and the Supplemental Plan.
The Excess Plan credits salary and bonus in excess of amounts that the Internal Revenue Service (IRS) allows the tax-qualified pension plan to credit in computing benefits, although benefits under both of these plans are computed under the same formula. The Committee considers it fair and consistent with the employee retention purpose of the tax-qualified pension plan to maintain for executives the relationship established for employees compensated below the IRS limit between annual cash compensation and pension benefits.
The Supplemental Plan serves as a stay-incentive for experienced executives by increasing the percentage of average final compensation provided as a benefit when the executive reaches specified service milestones.

Actions Taken:	The Committee approved various changes to the Excess Plan and the Supplemental Plan to bring the plans into compliance with IRS rules governing deferred compensation.

The Committee also approved changes to the Supplemental Plan governing early vesting on a change in control. For a discussion of these changes please see Review of Change of Control Provision below.

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Life Insurance Benefits
IRS limitations render the life insurance benefits that the Company provides to all full-time U.S. employees in multiples of their annual salaries largely unavailable to the Company’s executive officers. Prior to 2003, the Company maintained the relationship established for lower-compensated employees between annual salaries and life insurance benefits through “split dollar” life insurance arrangements with executive officers. Split dollar arrangements were an income tax-favored means of providing death benefits in excess of the IRS limitations, but such arrangements became untenable as the result of IRS rule changes and the Sarbanes-Oxley Act.
In 2003, after considering alternatives to the split dollar arrangements, the Committee arranged for the Company to pay life insurance premiums as taxable compensation to the executives and to pay additional amounts (“gross-ups”) in order to prevent the executive officers from being subjected to increased income taxes as a result of this change in the executive life insurance program. (For an explanation of the key features of the life benefits, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Life Insurance Benefits.)
In 2008, the Committee re-examined the executive life insurance benefits, consulting with its independent advisor, Independent Compensation Committee Advisor, LLC. The Committee asked Towers-Perrin to include the increase in cash value on each of the whole life policies owned by the executives as part of their target total direct compensation for purposes of the Competitive Compensation Analysis discussed below. The Committee also considered the cost to the Company of the gross-up payments discussed above.

Action Taken:	The Committee determined that, notwithstanding the tax-advantaged legacy of the life insurance program, gross-ups on perquisites will no longer be paid. Accordingly, the Committee determined that no gross-up payments will be made on executive life insurance benefits in Fiscal 2009 or any subsequent year. Such gross-ups were paid in Fiscal 2008.
Disability Insurance Benefits
The Committee provides executive officers with special disability insurance benefits because their salaries are inconsistent with the income replacement limits of the Company’s standard disability insurance policies. Thus, these special disability benefits maintain the relationship established for employees compensated below the IRS limit between annual cash compensation and disability benefits. Disability insurance premiums are taxable to the executives and no gross-up is paid.
Competitive Compensation Analysis
Each year the Committee refers to competitive compensation (market) data because the Committee believes that such data are helpful in assessing the competitiveness of the total compensation offered to the Company’s executive officers. However, the Committee does not consider such market data sufficient for a full evaluation of appropriate compensation for any individual executive officer. Accordingly, the Committee:
•	has not set a “benchmark” to such data for any executive officer, although it does look to see if the Company’s total executive program falls between the 25th and 75th percentile of market data;

•	does not rely exclusively on compensation surveys or publicly available compensation information when it determines the compensation of individual executive officers; and

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•	also considers:
○	the comparability of compensation as between executive officers of comparable experience and responsibility;

○	job comparability with market positions;

○	the recommendations of the chief executive officer; and

○	the Committee’s own business judgment as to an individual’s maturity, experience and tenure, capacity for growth, demonstrated success and desirability to the Company’s competitors.
The Committee reviewed a comparability analysis prepared on November 19, 2008 by Towers Perrin, a nationally recognized compensation consulting firm.
The analysis included the following elements of compensation for each executive officer:
•	base salary;

•	target annual incentive or bonus as a percentage of salary;

•	target total cash compensation (salary plus target incentive/bonus award);

•	actual total cash compensation (salary plus actual incentive/bonus granted in the prior year);

•	expected value of long-term incentives as a percentage of salary;

•	target total direct compensation (target total cash compensation, life insurance cash value increases and the expected value of long-term incentives granted in the prior year);

•	actual total direct compensation (actual total cash compensation plus life insurance cash value increases and the expected value of long-term incentives granted in the prior year); and

•	pay mix.
The Committee believes that a competitive market for the services of retail executives exists, even among firms that operate in a different line of business. To fully understand market compensation levels for comparable executive positions, the analysis includes data for both retail and general industry companies, with greater emphasis on the former.
The analysis included data concerning compensation for senior positions provided by:
•	a survey of 16 public companies in the specialty retail industry with median revenues of $3.2 billion (see A below);

•	a survey of 11 public and private companies in the retail industry with median revenues of $2.4 billion (see B below); and

•	a survey of 182 companies in general industry with median revenues of $2.9 billion.
Management consulted with Towers Perrin on the selection of companies for comparison, but Towers Perrin has maintained its own judgment in that regard.
***
(A) Specialty Retail Companies: Abercrombie & Fitch; Ann Taylor Stores; COACH; Foot Locker; J. Crew; Limited Brands; Liz Claiborne; Movado; Nordstrom; Pier 1 Imports; Polo Ralph Lauren; Saks Fifth Avenue; Sotheby’s; Talbot’s; Williams Sonoma; Zale Corporation.
(B) Retail Companies: Abercrombie & Fitch; Ann Taylor Stores; Chanel; COACH; GAP; Harry Winston/Aber Diamond; J. Crew; Limited Brands; L.L. Bean; Nordstrom Inc.; and Zale Corporation.
***

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For retail-specific positions, the analysis of competitive compensation was determined by reference only to surveys of the retail industry mentioned above.
Because the chief executive officer and the chief financial officer do not occupy retail-specific positions, the analysis of competitive compensation was determined by reference to surveys of the retail industry mentioned above and to the general industry survey mentioned above.
From the competitive compensation analysis and other factors discussed above, the Committee learned that, as of December 2008:
•	the chief executive officer was being compensated:
○	at the 50th percentile in terms of salary;

○	below the 50th percentile in terms of target annual incentive as a percentage of salary, target total cash compensation, and long-term incentives as a percent of salary and target total direct compensation; and

○	between the 50th and 75th percentiles in terms of actual total cash compensation;
•	the named executive officers in retail-specific positions (Mrs. Canavan, and Messrs. Quinn and King) were being compensated:
○	generally below the 75th percentile on all measures;

○	in the case of one, below the 50th percentile on target total direct compensation; and

○	in the case of one other, above the 75th percentile on target total direct compensation;
•	the chief financial officer has significant operating responsibilities beyond those typically assigned to those with this title in the surveyed companies and, for that reason, Towers Perrin elected to compare his compensation to those in a chief financial officer position and to those in a chief operating officer position;
○	when compared to the chief operating officer position, the chief financial officer was being compensated below the 75th percentile on all measures other than long term incentives as a percent of salary and actual total cash compensation, where he was being compensated above the 75th percentile; and

○	when compared to the chief financial officer position, the chief financial officer was being compensated above the 75th percentile on most measures.

Action Taken:	The Committee did not make a general adjustment in base salaries or target incentive compensation for 2009 because the Committee determined, in Fiscal 2008, that such adjustments will be made, if at all, on a two-year cycle. The Committee did, however, increase the 2009 base salary of one executive officer in January 2009 because competitive compensation data indicated that this executive was paid below the market value for a comparable position.
Relative Values of Key Compensation Components
The Committee believes that the portion of an executive officer’s compensation that is “at risk” (subject to adjustment for corporate performance factors) should vary proportionately to the amount of responsibility the executive officer bears for the Company’s success. The Committee also believes that a minimum of 50% of the total compensation opportunity of the chief executive officer and 40% of the total compensation opportunity of the other executive officers should be comprised of long-term incentives. The Committee uses the following ratios to base salary as a

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means of awarding short- and long-term incentives. The Committee splits the estimated value of the long-term incentives evenly between the estimated value of performance-based restricted stock units and the estimated value of stock options.

			Maximum Short-
		Target Short-term	term Incentive as	Long-term
		Incentive as a	a Percent of	Incentive as
Executive	Position	Percent of Salary	Salary	Percent of Salary
Michael J. Kowalski	Chairman & CEO	100%	200%	300%
James E. Quinn	President	70%	140%	162%
Beth O. Canavan	Executive Vice President	70%	140%	200%
James N. Fernandez	Executive Vice President & CFO	70%	140%	225%
Jon M. King	Executive Vice President	70%	140%	200%

Equity Ownership by Executive Officers and Directors
In July 2006, the Committee proposed and the Board adopted a share ownership policy for executive officers to better align management’s interests with those of stockholders over the long-term. This policy was amended in March 2007 to include directors who are not executive officers. In Fiscal 2008, the Committee reviewed the policy with Towers Perrin to assure that the levels and design remained competitive and appropriate; no change was made as a consequence of that review.

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Under this policy, executive officers and non-executive directors are required to own shares of the Company’s common stock having a total market value equal to the following multiples of their base salaries (minimum annual retainer in the case of directors):

Market Value of Company Stock Holdings as a
Multiple of Base Salary (Minimum Annual
Position/Level	Retainer in the case of Non-Executive Directors)

Chief Executive Officer	Five Times
Non-Executive Directors	Five Times
President	Four Times
Executive Vice President	Three Times
Senior Vice President	Two Times

Under the share ownership policy, so long as 25% of the required market value consists of shares of the Company’s common stock owned by an executive officer or director, 50% of the positive current value of his or her vested (exercisable) stock options may also be counted towards compliance. For this purpose, the current value of a vested option is calculated as follows: current market value of the number of shares covered by the option less the total option exercise price.
Prior to satisfying this stock ownership requirement, an executive officer or director may not sell any shares except to:
•	satisfy required withholding for income taxes due upon exercise of stock options or vesting of performance-based restricted stock units;

•	pay the exercise price upon exercise of stock options; and

•	dispose of no more than 50% of the remaining shares issued upon exercise of stock options or vesting of performance-based restricted share units (after paying the exercise price and tax withholding).
Executive officers and directors have until July 2011 to satisfy the stock ownership requirement. The Committee reviewed progress toward compliance with the policy in July 2008 and January 2009. In July, all executive officers had fully satisfied their stock ownership requirements; by January all executive officers other than the chief executive officer had fallen from compliance due to the lower market value for the Company’s shares. In July, four directors had fully satisfied their stock ownership requirements; by January, three directors remained in compliance.
Speculative Transactions
The Board has directed executive officers not to engage in transactions of a speculative nature in Company securities, such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities. This policy does not affect the right to exercise or hold a stock option issued to the executive by the Company.
Review of Change of Control Provisions
In Fiscal 2008, the Committee undertook a review of all compensatory change in control arrangements. The Committee determined to undertake this review out of concern that the existing agreements might be considered overly generous or overly liberal when viewed through the lens of evolving principles of corporate governance. As used in this discussion, this review shall be referred to as the “CIC Review”.

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To coordinate and organize the CIC Review the Committee asked its independent advisor Independent Compensation Committee Adviser, LLC (“Independent Consultant”), to review and comment on all arrangements that provide or accelerate the timing of compensation to executive officers if a change of control has occurred. Towers Perrin provided market data for use by Independent Consultant in the CIC Review. Independent Consultant reviewed and commented upon the following arrangements containing change in control provisions:
•	retention Agreements in effect with each of the executive officers;

•	stock option grant terms – grants made prior to January 2009;

•	time-vesting restricted stock terms – grants made prior to January 2009 (such grants have not been made to executive officers);

•	performance-based restricted stock terms – grants made prior to January 2009 to executive officers; and

•	the Supplemental Retirement Income Plan.
Consistent Definition of “Change in Control”
After discussion, the Committee determined that the definition of “change in control” should:
•	be consistent across all the arrangements;
•	eliminate any after-the-fact or subjective determination by the Committee as to whether a change in control has occurred; and
•	eliminate the possibility of a change in control being deemed to occur before an actual transaction has occurred.

Action Taken:	The Committee amended all relevant compensatory arrangements to provide that a “Change in Control” will be deemed to occur only in the following four situations:

•	a 35% share acquisition;

•	incumbent directors (including those who are nominated by the incumbent directors) cease to be a majority;

•	a corporate transaction, such as a merger, in which the shareholders prior to the transaction do not own 51% of the Company’s shares; and

•	a sale of all or substantially all of the assets of the Company or Tiffany.
Other actions taken as a consequence of the CIC Review will be described below under the discussion of the various compensatory arrangements.
Retention Agreements
The Committee continues to believe that, during any times of possible or actual transition of corporate control, it would be important to keep the team of executive officers in place, free of distractions that might arise out of concern for personal financial advantage or job security. The Company has not had a single controlling stockholder for many years, and, depending upon the circumstances, executive officers could consider acquisition of a controlling interest as described in the retention agreements to be a prelude to a significant change in corporate policies and an incentive to leave. For these reasons, the Company has entered into retention agreements with each of the executive officers that provide financial incentives for them to remain in place during

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any such times. (For a description of the retention agreements see POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL – Retention Agreements.)
The Committee believes that the retention agreements serve the best interests of the Company’s stockholders because such agreements:
•	will increase the value of the Company to a potential acquirer that requires delivery of an intact management team;

•	will help to keep management in place and focused should any situation arise in which a change of control looms but is not welcome or agreement has not yet been reached;

•	are a prudent defense to the possibility that one or more senior executive officers might retire or take a competing job offer during a time of transition; and

•	are not overly generous.
The Committee also believes that the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the stockholders, even in the face of management’s advocacy of a transaction that would provide change in control payments to the executive officers.
No Other Employment Agreements or Severance Plans for Executives
Apart from the retention agreements, the Company:
•	is not party to any employment agreement with any executive officer that provides for severance benefits on termination of employment;

•	does not maintain any severance payment policy for executive officers; and

•	has the right to terminate the employment of any executive for any reason or no reason prior to the occurrence of a change of control.
Dual Triggers
The retention agreements are “dual-trigger” arrangements in that they provide no benefits unless two events occur: (i) a change in control followed by (ii) a loss of employment.
Matters Considered
In the course of the CIC Review the Committee considered evolving corporate governance concerns and market practices with respect to:
•	the amount of severance;

•	payment of “gross-ups” (payments used to eliminate the effect of the golden parachute excise tax);

•	the propriety of providing extra years of unearned service credit for retirement plan purposes;

•	the circumstances under which an executive may be fired for “Cause” and reap no severance benefit; and

•	the circumstances in which the executive may resign for “good reason” and still receive a severance benefit.

Actions Taken:	After completing the CIC review, the Committee approved a new form of retention agreement and asked the executive officers to sign it in place of the old form. All executive

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officers have done so. The new form accomplishes the following significant changes:

•	for the chief executive officer and the president, reduces the term of employment following a change in control, and the amount of years compensation payable as severance, from three years to two; as a consequence, two years is consistently employed across the executive officer group;

•	eliminates the gross-up for the golden parachute excise tax;

•	eliminates added, unearned years of service from the pension calculation;

•	changes the bonus component payable as severance to the “target” bonus as opposed to the highest bonus of the last three years before termination of employment, but no less than the target bonus;

•	limits the circumstances in which an executive may resign for “good reason” and receive severance and requires that the resignation occur within one year of a change in control; and

•	broadens the definition of “Cause”; under the changed definition executives may be terminated without severance if they violate the Company’s Code of Conduct or fail to cooperate in an internal investigation.
Equity Grant Change in Control Provisions
For grants made prior to January 2009, the Company’s stock option and performance-based restricted stock unit award agreements provide for accelerated vesting of options and restricted stock units upon a change in control.
During the course of the CIC Review, the Committee adopted a more focused view of the change in control circumstances which should permit accelerated vesting of stock options and performance-based restricted stock units. The Committee applied this view to equity grants made in January 2009 and expects to do so for future grants.
The Committee believes that:
•	where practicable, executives should be required to meet the service vesting provisions of equity grants following a change in control;

•	the definition of “Change in Control” (see above) includes circumstances where it is sensible to require the executive to remain employed in order to vest in his/her equity grant and other circumstances where it not sensible;

•	following a change in control, an executive should have the benefit of his/her equity grants if terminated without cause or if he/she resigns with good reason;

•	performance-based equity grants should be treated separately from grants that are purely time-vested because a change in control may result in a change in business strategy making it difficult, if not impossible, for the Company to achieve the performance criteria; and

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•	the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the stockholders, even in the face of management’s advocacy of a transaction that would provide change in control payments to the executive officers.

Actions Taken:	The Committee varied the change in control provisions of the terms of the equity grants made in or after January 2009 (“new” grants) from those made in prior years in the following respects:

•	New option grants require a post-change continued service earn-out unless the change in control is a “Terminating Transaction”;

•	Terminating Transactions are those in which the Company would cease to exist or in which 80% or more of the outstanding stock is acquired;
○	However, it is not a Terminating Transaction if the acquirer arranges to assume or replace the grant;

•	New performance-based grants will vest (in whole or in part) without a continued service earn-out requirement on the effective date of a change in control except as follows: a service earn-out is required if the change in control occurs only because of a 35% share acquisition;

•	Whenever a service earn-out is required, it will be satisfied if termination of employment occurs after the change in control because of an “Involuntary Termination” (termination without Cause or a resignation for Good Reason);

•	New performance-based grants that vest following a change in control will now vest as follows:
○	100% following a Terminating Transaction;

○	100% if vesting occurs in the last fiscal year of a three-year performance period;

○	70% if vesting occurs in the second fiscal year of a three-year performance period; and

○	30% if vesting occurs in the first fiscal year of a three-year performance period.
Supplemental Plan Change in Control Provisions
Consistent with its view that Change in Control entitlements should be triggered, in most circumstances, only on a loss of employment (a “dual-trigger”), the Committee’s CIC Review also focused on the Supplemental Plan for executive retirement benefits. The Committee determined that the Plan, as previously structured, was inconsistent with that view.

Action Taken	In January 2009 the Committee revised the Change in Control vesting requirements of the Supplemental Plan as follows:

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•	Those who have not met the minimum age (55) and years of service qualification (10) on a Change of Control Date will only be “tentatively” vested under plan;

•	Until such time as those executives meet the minimum age and years of service requirement they will not be paid a plan benefit on voluntary resignation from employment; they will be paid a plan benefit if they
○	are involuntarily terminated without cause; or

○	resign for good reason.
Termination for Cause and Violation of Non-Compete Covenants
Stock options granted under the 2005 Employee Incentive Plan may not be exercised after a termination for cause. Performance-based restricted stock units will not vest if termination for cause occurs before the conclusion of the three-year performance period.
All executive officers have signed non-competition covenants that have a two-year post-employment term. For those who are age 60 or older at termination of employment or who attain age 60 within six months of termination, the term ends six months after termination. For all executive officers, the term ends in six months after termination if a change in control (as defined in the retention agreements) has occurred prior to termination of employment or during the six-month period. For all executive officers, once the six-month minimum period has passed, a change of control will result in an early end to the term.
Violation of the non-compete covenants will result in:
•	loss of benefits under the Excess Plan and the Supplemental Plan;

•	loss of all rights under stock options and performance-based restricted stock units; and

•	mandatory repayment of all proceeds from stock options exercised or restricted stock units vested during a period beginning six months before termination and throughout the duration of the non-competition covenant.
Compensation Committee Process
Independent advice

The decision to retain Towers Perrin to assist the Committee was made by the Committee Chair. Management recommended Towers Perrin and has assisted in arranging meetings between Towers Perrin and the Committee.

Because Towers Perrin also consults with management on compensation to be paid to non-executive employees, the Committee has retained and consulted with a separate independent compensation advisor, Independent Compensation Committee Adviser, LLC (“Independent Consultant”), to help the Committee understand all of the relevant compensation, financial and technical information it needs to make proper decisions regarding executive compensation.

The Independent Consultant is available to the Committee, as requested, to:
•	review recommendations from management (and any consultants retained by management) and provide an additional layer of peer review to their analyses and recommendations to the Committee;

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•	join other consultants in explaining relevant information and provide additional feedback to the Committee;

•	help the Committee to identify key issues and ask probing questions; and

•	review and comment upon all plans, agreements or other documents or actions the Committee is asked to adopt or approve.
The Compensation Committee has told the Independent Consultant that:
•	they are to act independently of management;

•	they are to act at the direction of the Compensation Committee; and

•	their ongoing engagement will be determined by the Committee.
Accordingly, the Independent Consultant provides no other services for the Company.

Tally sheets

The Committee reviews “tally sheets” in July, November and January so that the total compensation and equity position in Company stock for each executive officer can be compared. The tally sheets are prepared by the Company’s Human Resources Department for each executive officer and provided to the Committee.

Action Taken	Working with Independent Consultant, the Committee revised the format of the tally sheets to include more information.
The tally sheets now include historical compensation and wealth accumulation data concerning:
•	current salary and potential threshold, target and maximum annual incentive awards;

•	salary and annual incentive award grants in prior years;

•	total cash compensation (salary plus annual incentive award for the previous year);

•	potential threshold, target and maximum returns on performance-based restricted stock unit awards and estimated value of stock option awards;

•	performance-based restricted stock unit and stock option awards made in prior years;

•	potential threshold, target and maximum returns on unvested performance-based restricted stock unit awards and unrealized potential gains from outstanding stock options holdings, both under current conditions and under various hypothetical stock price and termination or change- in-control scenarios;

•	realized gains on stock options previously exercised;

•	shareholdings and progress towards compliance with stock ownership requirements;

•	retirement and life insurance benefits and perquisites;

•	comparison of one-year increase or decrease in total compensation and wealth accumulation to one-year total shareholder return; and

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•	estimated value of salary, annual incentive or bonus, unvested restricted stock units and stock options, and retirement and health benefits upon a hypothetical change in control scenario.
The Committee meets with the chief executive officer regularly and solicits his recommendations with respect to the compensation of the executive officers. In this context, his views as to the performance of the individual officers are provided to the Committee. Individual performance has not factored significantly in terms of incentive pay, although the Committee has reserved discretion in that regard, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS, Non-Equity Incentive Awards.

In January, the Committee reviews a forecast of the prior fiscal year financial results with the chief financial officer and calculates the tentative payouts for short- and long-term incentives on that basis. Revised calculations and adjustments are prepared at the March meeting, when fiscal year financial results are nearly final and ready for public release, and when the annual profit plan and the strategic plan are presented for approval by the Board. After the public release of the financial results, the final calculation is made and the Committee authorizes management to make payment on prior year annual incentive awards and performance-based restricted stock unit awards for which the three-year performance period ended in the prior year and to enter into agreements with respect to current year annual incentive awards.

The Committee has limited discretion under the 2005 Employee Incentive Plan to adjust incentive awards for certain events, unanticipated at the time that incentive award targets were set, that affect earnings or for special contributions to other business outcomes consistent with the strategic plan. (For a description of the Incentive Awards, including the incentive awards set and the conditions under which the Committee may exercise discretion, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS, Non-Equity Incentive Awards.)

The Committee awards stock options to executive officers at the January meeting or when individual promotions are recognized. The Committee has never authorized management to make awards of stock options. Since 2005, awards of performance-based restricted stock units have also been made at the January meeting with reference to a preliminary draft of the Company’s strategic plan, although the specific financial goals are not set until the March meeting when the strategic plan is adopted.
Limitation under Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to any of the named executive officers. This denial of deduction is subject to an exception for “performance-based compensation” such as the performance-based restricted stock units, stock options and annual incentive awards discussed above. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations.
The compensation paid to the executive officers is deductible by the Company except in the following respect: that portion of compensation paid the chief executive officer labeled “Salary” and “All Other Compensation” in the Summary Compensation Table that, in the aggregate, exceeds $1 million in any single year.

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REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed with the management of Tiffany & Co. the Compensation Discussion and Analysis section of this Proxy Statement. Based on our review and discussions, we recommend to the Board of Directors, to the chief executive officer and to the chief financial officer that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 31, 2009.
Compensation Committee and its Stock Option Subcommittee:
Gary E. Costley, Chair
Rose Marie Bravo
Abby F. Kohnstamm
Charles K. Marquis
Peter W. May
March 18, 2009

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SUMMARY COMPENSATION TABLE
Fiscal 2008, Fiscal 2007, and Fiscal 2006

							Change in
							Pension
							Value and
						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation		Total
Position	Year	($) (a)	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)	($)		($)

Michael J. Kowalski Chairman and CEO	2008	$1,037,975	---	$(838,140)	$1,473,547	---	$453,947	$322,342	(g)	$2,449,671

	2007	$972,382	---	$2,374,481	$1,760,844	$1,852,500	$370,793	$340,293	(h)	$7,671,293

	2006	$972,382	---	$1,699,300	$1,869,000	$1,123,541	$1,219,355	$153,367	(i)	$7,036,945

James E. Quinn President	2008	$766,398	---	$(522,217)	$836,003	---	$231,007	$197,357	(j)	$1,508,548

	2007	$738,013	---	$1,477,923	$1,103,274	$1,036,000	$190,821	$241,440	(k)	$4,787,471

	2006	$738,013	---	$1,058,611	$1,211,307	$628,334	$1,452,588	$119,235	(l)	$5,208,088

Beth O. Canavan Executive Vice President	2008	$625,163	---	$(296,645)	$537,492	---	$235,562	$173,370	(m)	$1,274,942

	2007	$528,577	---	$827,617	$589,111	$689,000	$743,079	$160,339	(n)	$3,537,723

	2006	$526,275	---	$587,714	$656,997	$417,878	$249,113	$91,659	(o)	$2,529,636

James N. Fernandez Executive Vice President and CFO	2008	$770,694	---	$(421,930)	$748,641	---	$185,802	$222,348	(p)	$1,505,555

	2007	$658,228	---	$1,165,376	$851,203	$858,000	$136,439	$214,437	(q)	$3,883,683

	2006	$655,543	---	$821,349	$946,829	$520,377	$448,086	$118,495	(r)	$3,510,679

Jon M. King Executive Vice President	2008	$626,774	---	$(267,729)	$506,442	---	$181,745	$168,060	(s)	$1,215,292

	2007	$498,657	$650,000	$671,302	$494,351	---	$175,006	$149,904	(t)	$2,639,220

	2006	$483,698	$394,225	$446,083	$499,315	---	$223,538	$87,120	(u)	$2,083,979

Notes to Summary Compensation Table:

(a)	Salary amounts include amounts deferred at the election of the executive under the Tiffany and Company Executive Deferral Plan (the “Deferral Plan”) and under the 401(k) feature of the Company’s Employee Profit Sharing and Retirement Savings Plan (the “401(k)”). Amounts deferred to the Deferral Plan are also shown in the Nonqualified Deferred Compensation Table. Salary amounts paid during Fiscal 2008 exceeded the annual salary rate because 27 pay periods occurred during the fiscal year instead of the standard 26 pay periods.

(b)	Bonus amounts include amounts deferred at the election of the executive under the Deferral Plan and under the 401(k). Bonus amounts are earned in the fiscal year ended January 31, and paid in April.

(c)	Amounts shown represent the dollar amount of compensation cost recognized for performance-based restricted stock unit awards in accordance with SFAS No. 123R. In 2008, compensation expense related to the January 2006 and January 2007 grants was reversed in accordance with SFAS No. 123R. In valuing such awards, the Company made certain assumptions. For a discussion of those assumptions, please refer to Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009. See Note N. “STOCK COMPENSATION PLANS”, in Notes to Consolidated Financial Statements, under Item 8. Financial Statements and Supplementary Data.

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(d)	Amounts shown represent the dollar amount of compensation cost recognized for stock options in accordance with SFAS No. 123R. In valuing option awards, the Company made certain assumptions. For a discussion of those assumptions, please refer to note (c) above.

(e)	This column reflects cash annual incentive awards under the 2005 Employee Incentive Plan. These awards are earned in the fiscal year ended January 31 and are paid on the basis of achieved Performance Goals after the release of the Company’s financial statements for the fiscal year. (For a description of the Performance Goals, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Non-Equity Incentive Plan Awards.) This column includes amounts deferred at the election of the executive under the Deferral Plan. Amounts so deferred are also shown in the Nonqualified Deferred Compensation Table.

(f)	This column represents the aggregate change, over the course of the fiscal year, in the actuarial present value of the executive’s accumulated benefit under all defined benefit and actuarial plans. This column does not include earnings under the Deferral Plan because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.

(g)	Mr. Kowalski’s Fiscal 2008 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($162,175); tax gross-up paid on the life insurance premium ($136,560); disability insurance premium ($14,207); 401(k) matching contribution ($6,750); and medical exam ($2,650).

(h)	Mr. Kowalski’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($171,055); tax gross-up paid on the life insurance premium ($144,286); disability insurance premium ($15,952); 401(k) matching contribution ($6,500); and medical exam ($2,500).

(i)	Mr. Kowalski’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($66,542); tax gross-up paid on the life insurance premium ($54,073); disability insurance premium ($16,627); 401(k) matching contribution ($7,500); medical exam ($2,375); and tax accounting fees ($6,250).

(j)	Mr. Quinn’s Fiscal 2008 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($94,340); tax gross-up paid on the life insurance premium ($77,925); disability insurance premium ($15,967); medical exam ($2,375); and 401(k) matching contribution ($6,750).

(k)	Mr. Quinn’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($108,311); tax gross-up paid on the life insurance premium ($90,043); disability insurance premium ($17,711); 401(k) matching contribution ($6,500); tax accounting fees ($14,680); and health club membership ($4,195).

(l)	Mr. Quinn’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($47,325); tax gross-up paid on the life insurance premium ($37,258); disability insurance premium ($17,386); 401(k) matching contribution ($7,500); medical exam ($2,375); tax accounting fees ($3,815); and health club membership ($3,576).

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(m)	Mrs. Canavan’s Fiscal 2008 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($79,048); tax gross-up paid on the life insurance premium ($69,497); disability insurance premium ($15,425); 401(k) matching contribution ($6,750); and medical exam ($2,650).

(n)	Mrs. Canavan’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($71,796); tax gross-up paid on the life insurance premium ($62,918); disability insurance premium ($15,750); 401(k) matching contribution ($6,500); medical exam ($2,500); and health club membership ($875).

(o)	Mrs. Canavan’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($35,484); tax gross-up paid on the life insurance premium ($29,017); disability insurance premium ($16,579); 401(k) matching contribution ($7,500); medical exam ($2,375); and health club membership ($704).

(p)	Mr. Fernandez’s Fiscal 2008 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($111,161); tax gross-up paid on the life insurance premium ($88,105); disability insurance premium ($16,332); and 401(k) matching contribution ($6,750).

(q)	Mr. Fernandez’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($101,927); tax gross-up paid on the life insurance premium ($84,520); disability insurance premium ($17,740); 401(k) matching contribution ($6,500); and tax accounting fees ($3,750).

(r)	Mr. Fernandez’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($52,029); tax gross-up paid on the life insurance premium ($41,322); disability insurance premium ($13,829); 401(k) matching contribution ($7,500); and tax accounting fees ($3,815).

(s)	Mr. King’s Fiscal 2008 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($84,188); tax gross-up paid on the life insurance premium ($64,037); disability insurance premium ($13,085); and 401(k) matching contribution ($6,750).

(t)	Mr. King’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($71,602); tax gross-up paid on the life insurance premium ($54,261); disability insurance premium ($13,410); 401(k) matching contribution ($6,500); medical exam ($2,500); and health club membership ($1,631).

(u)	Mr. King’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($35,285); tax gross-up paid on the life insurance premium ($26,013); disability insurance premium ($13,010); 401(k) matching contribution ($7,500); medical exam ($2,625); and health club membership ($2,687).

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GRANTS OF PLAN-BASED AWARDS
Fiscal 2008
2005 Employee Incentive Plan

									All Other
									Option
									Awards:
									Number	Exercise
									of	or Base
									Securities	Price of	Grant Date
									Under-	Option	Fair Value of
			Estimated Future Payouts			Estimated Future Payouts			lying	Awards	Equity
		Grant	Under Non-Equity			Under Equity Incentive			Options	($/SH)	Awards
Name	Award Type	Date	Incentive Plan Awards			Plan Awards			(#)	(b)	(c) (d)
						Threshold	Target
						Number	Number	Maximum
			Threshold	Target	Maximum	of Shares	of	Number
			($)	($)	($)	(a)	Shares	of Shares
Michael J. Kowalski	Annual Incentive Award		$0	$1,000,000	$2,000,000
	Performance- Based RSU	1/28/09				65,200	65,200	65,200			$1,369,200
	Stock Option	1/28/09							155,000	$23.00	$1,492,340
James E. Quinn	Annual Incentive Award		$0	$518,000	$1,036,000
	Performance- Based RSU	1/28/09				26,100	26,100	26,100			$548,100
	Stock Option	1/28/09							62,000	$23.00	$596,936
Beth O. Canavan	Annual Incentive Award		$0	$420,000	$840,000
	Performance- Based RSU	1/28/09				26,100	26,100	26,100			$548,100
	Stock Option	1/28/09							62,000	$23.00	$596,936
James N. Fernandez	Annual Incentive Award		$0	$518,000	$1,036,000
	Performance- Based RSU	1/28/09				36,200	36,200	36,200			$760,200
	Stock Option	1/28/09							86,000	$23.00	$828,008
Jon M. King	Annual Incentive Award		$0	$420,000	$840,000
	Performance- Based RSU	1/28/09				26,100	26,100	26,100			$548,100
	Stock Option	1/28/09							62,000	$23.00	$596,936

Notes to Grants of Plan-Based Awards Table

(a)	Assumes that the Earnings from Continuing Operations Target is met in any of three fiscal years 2009, 2010, or 2011 (see DISCUSSION OF SUMMARY COMPENSATION TABLE AND

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GRANTS OF PLAN-BASED AWARDS – Equity Incentive Plan Awards – Performance-Based Restricted Stock Units).
(b)	The exercise price of all options was equal to or greater than the closing price of the underlying shares on the New York Stock Exchange on the grant date. The Committee adopted the following pricing convention on January 18, 2007: the higher of (i) the simple arithmetic mean of the high and low sales price of such stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date. Options granted before that date were priced at the simple arithmetic mean of the high and low sales price of such stock on the New York Stock Exchange on the grant date.
(c)	The grant date fair value of each option award was computed in accordance with SFAS NO. 123R.
(d)	The grant date fair value of each performance-based award was computed assuming threshold payout and in accordance with SFAS NO. 123R. For additional information regarding performance-based compensation, see the table titled “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” beginning on page PS-51.
EQUITY COMPENSATION PLAN INFORMATION
(As of Fiscal Year 2008)

	Column A		Column B	Column C
				Number of securities
				remaining available
	Number of securities			for future issuance
	to be issued upon		Weighted average	under equity
	exercise of		exercise price of	compensation plans
	outstanding options,		outstanding options,	(excluding securities
Plan category	warrants and rights		warrants and rights	reflected in column A)

Equity compensation plans approved by security holders	7,892,845	[a]	$34.24	5,531,642	[b]

Equity compensation plans not approved by security holders	0		0	0

Total	7,892,845	[a]	$34.24	5,531,642	[b]

(a)	Shares indicated do not include 2,194,868 shares issuable under awards of stock units already made.
(b)	Shares indicated are the aggregate of those available for grant under the Company’s 2005 Employee Incentive Plan (the “Employee Plan”) and the Company’s 2008 Directors Equity Plan (the “Directors Plan”). All plans provide for the issuance of options and stock awards. However, under both plans the maximum number of shares that may be issued (11,000,000 under the Employee Plan and 1,000,000 under the Directors Plan) is subject to reduction by 1.58 shares for each share that is delivered on vesting of a stock award. Column C reflects this reduction assuming that all shares granted as stock awards will vest.

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DISCUSSION OF SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS
Non-Equity Incentive Plan Awards
None of the named executive officers was paid a cash (non-equity) annual incentive award for Fiscal 2008 although all were eligible for such a payment.
For awards made at the beginning of Fiscal 2008, the Committee retained the discretion to reduce incentive awards from a maximum. The Committee used that discretion to reduce awards to zero.
•	At the beginning of Fiscal 2008, the Committee established a performance goal. The performance goal required the Company to attain earnings of $243,000,000. After adjustment for certain non-recurring items, this goal was met. Because the goal was met each of the named executive officers was eligible to receive a maximum incentive award of 200% of base salary.

•	At the beginning of Fiscal 2008 the Committee communicated to the named executive officers earnings objectives above the performance goal. The Committee indicated that, in the absence of other relevant factors (see below), the Committee would exercise its discretion as follows: to reduce the maximum award to zero if earnings from continuing operations did not equal or exceed those in Fiscal 2007. That goal was not met and the Committee reduced the awards accordingly.
For cash (non-equity) awards made at the beginning of Fiscal 2009 the Committee has retained discretion similar to that retained for the Fiscal 2008 awards.
•	The performance goal established for Fiscal 2009 is consolidated net earnings (subject to adjustment as permitted in the Plan) of $116 million. If this goal is reached, each of the named executive officers will be eligible to receive a maximum incentive award of 200% of base salary.

•	The Committee has also communicated to the named executive officers that it will reduce the maximum incentive award:
o	to zero, if Fiscal 2009 earnings from continuing operations do not equal or exceed $135,111,200;

o	to 80% of the “target amount” (100% of base salary for the chief executive officer and 70% of base salary for each of the other named executive officers), if earnings from continuing operations equal $173,714,400;

o	to the target amount, if earnings from continuing operations equal $193,016,000; and

o	to 120% of the target amount if earnings from continuing operations equal $212,317,600.
•	The Committee has also communicated that the maximum award will only be made if earnings from continuing operations equal or exceed $250,920,800. If earnings fall between the markers indicated, the award will be prorated accordingly.
The Committee has also communicated that it reserves the right to consider other relevant factors in reducing an annual incentive award below the maximum allowable based on achievement of the 162(m) performance goal and the other earnings objectives set forth above.
The “other relevant factors” that the Committee has indicated it will consider are:
•	annual progress towards strategic plan objectives;

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•	business unit growth and/or profitability (where the executive officer has responsibility for such growth and/or profitability);

•	organizational development;

•	contributions to the working environment of his/her team and/or development of a positive working environment for employees;

•	business process improvement; and

•	cost containment and/or cost reduction efforts.
In Fiscal 2007 and 2006 annual incentive awards were paid out as follows:
•	In Fiscal 2007, the Company exceeded its net earnings objectives and annual incentive awards and bonuses were paid out at 200% of the target amount.

•	In Fiscal 2006, the Company exceeded its net earnings objectives and annual incentive awards and bonuses were paid out at 121.3% of the target amount.
Annual incentive awards paid to the five named executive officers differ from bonuses paid to other executive officers as follows:
•	Annual incentive awards are paid under the terms of the 2005 Employee Incentive Plan and will be paid only if the Company meets objective performance goals. This promise is set out in written agreements.

•	Bonuses are not subject to written agreements. The Compensation Committee has the discretion to increase, decrease or withhold such bonuses. It has been the Committee’s practice to align bonuses with annual incentive awards.

•	Annual incentive awards are designed so that the amounts paid out will be deductible to the Company and not count against the one million dollar limitation under Section 162(m) of the Internal Revenue Code. Each of the named executive officers is subject to that limitation.

•	If a bonus is paid to an executive officer other than a named executive officer, and the total annual cash compensation paid to that executive in the year of bonus was to exceed the one million dollar limitation, the excess would not be deductible to the Company for federal income tax purposes.
Equity Incentive Plan Awards – Performance-Based Restricted Stock Units
In January 2005, the Compensation Committee first awarded equity incentive awards – Performance- Based Restricted Stock Units (“Units”) to the executive officers. Units were subsequently granted in January of 2006, 2007, 2008 and 2009. The 2009 award is reflected in the GRANTS OF PLAN-BASED AWARDS table under the column headed “Estimated Future Payouts Under Equity Incentive Plan Awards.”
Units were granted in 2006, 2007 and 2008 under the 2005 Employee Incentive Plan on the following terms:
•	Units will be exchanged on a one-to-one basis for shares of the Company’s common stock when and if the Units vest;

•	Vesting is determined at the end of a three-year performance period;

•	No Units will vest if the executive voluntarily resigns, retires or is terminated for cause during the three-year performance period, although partial vesting is provided for in cases of termination for death or disability;

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•	No Units will vest (other than for reasons of death, disability or on a change in control) if the Company fails to meet a three-year cumulative EPS performance threshold set by the Compensation Committee at the time the Units are granted;

•	Units will tentatively vest based on the following EPS performance hurdles:
o	30% at threshold;

o	50% at target; and

o	87.5% at maximum;
•	In the event of EPS performance above threshold and below target or above target and below maximum the number of Units that tentatively vest will be prorated. No Units will vest if threshold earnings performance is not achieved. After tentative vesting has been determined, a ROA test will be applied. If met, the tentatively vested number of Units will be increased by 15% (but not to over 100%); if not met, the tentatively vested number of Units will be reduced by 15%;

•	100% vesting will occur only if the Company meets both the EPS maximum and ROA goal; and

•	No dividends are paid, accrued or credited to Units until vesting.
Units were granted in 2009 under the 2005 Employee Incentive Plan on the following terms:
•	Units will be exchanged on a one-to-one basis for shares of the Company’s common stock when and if the Units vest;

•	Vesting is determined at the end of a three-year performance period;

•	No Units will vest if the executive voluntarily resigns, retires or is terminated for cause during the three-year performance period, although partial vesting is provided for in cases of termination for death or disability;

•	No Units will vest (other than for reasons of death, disability or on a change in control) if the Company fails to achieve consolidated earnings from continuing operations of $300 million in any one of the three years within the performance period;

•	Units will vest 100% or not at all; and

•	No dividends are paid, accrued or credited to Units until vesting.
The grants of Units made in January 2006 were subject to satisfaction of the following performance tests over the performance period ending January 31, 2009†:
•	Threshold: cumulative net EPS of $5.67;

•	Target: cumulative net EPS of $6.52;

•	Maximum: cumulative net EPS of $6.98; and

•	Return on assets: 9.8%.
After earnings were adjusted for extraordinary transactions the Units vested at 36.4% of maximum (72.8% of target).
The grants of Units made in January 2007 are subject to satisfaction of the following performance tests over the performance period ending January 31, 2010†:
•	Threshold: cumulative net EPS of $6.72;

•	Target: cumulative net EPS of $7.76;

•	Maximum: cumulative net EPS of $8.31; and

•	Return on assets: 10.6%.

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† Note: the performance tests for Units granted in January 2006 and January 2007 has been appropriately restated to reflect the adoption of the average cost method for inventory accounting in the first quarter of Fiscal 2008.
The grants of Units made in January 2008 are subject to satisfaction of the following performance tests over the performance period ending January 31, 2011:
•	Threshold: cumulative net EPS of $8.54;

•	Target: cumulative net EPS of $9.87;

•	Maximum: cumulative net EPS of $10.62; and

•	Return on assets: 11.5%.
The grants of Units made in January, 2009 are subject to satisfaction of the following performance test over the performance period ending January 31, 2012: consolidated earnings from continuing operations of $300 million in any one of the three years within the performance period.
The Compensation Committee will properly adjust achieved performance so that executive officers will not be advantaged or disadvantaged in meeting the net EPS goals by extraordinary transactions.
Options
Options vest (become exercisable) in four equal annual installments:
•	Vesting of each installment is contingent on continued employment, except in the event of death, disability or change in control (see Explanation of Potential Payments on Termination or Change in Control).
The exercise price for each share subject to an option is its fair market value on the date of grant. (For an explanation of the method of determining the exercise price of options, see Note (b) to the GRANTS OF PLAN-BASED AWARDS table).
Options expire no later than the 10th anniversary of the grant date. Options expire earlier on:
•	termination of employment (three months after termination); or

•	death, disability or retirement (two years after the event).
Life Insurance Benefits
The key features of the life insurance benefit that the Company provides to its executive officers are:
•	executive officers own whole life policies on their own lives;

•	the death benefit is three times annual salary and target annual incentive award or bonus, as the case may be;

•	the Company pays the premium on such policies in an amount sufficient to accumulate cash value;

•	premiums are calculated to accumulate a target cash value at age 65;

•	the target cash value will allow the policy to remain in force without payment of further premiums with a death benefit equivalent to twice the executive officer’s average annual salary and target annual incentive or bonus amount;

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•	the amount of the premiums paid by the Company is taxable income to the executive officer;

•	in 2008 and years prior thereto the Company paid the additional amounts necessary in order to prevent the executive officer from being subjected to increased income taxes as a result of the taxable premium income; and

•	in 2009 and years thereafter the Company will not pay any additional amounts to offset the income tax attributable to the premiums paid on behalf of the executives.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
January 31, 2009

	Option Awards				Stock Awards
							Equity
					Equity		Incentive
					Incentive		Plan Awards
					Plan Awards		Market or
	Number	Number			Number		Payout Value
	of	of			Of		Of
	Securities	Securities			Unearned		Unearned
	Underlying	Underlying			Shares, Units or		Shares, Units or
	Unexercised	Unexercised	Option		Other Rights		Other Rights
	Options	Options	Exercise	Option	That Have		That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested (b)		Not Vested
Name	(#)	(#)	($)	Date (a)	(#)		($)

Michael J. Kowalski	150,000		$42.0782	1/20/10
	100,000		$32.4700	1/18/11
	150,000		$34.0200	1/16/12
	195,000		$25.8450	1/16/13
	180,000		$39.7500	1/15/14
	115,000		$31.4900	1/31/15
	63,750	21,250	$37.8350	1/31/16
	38,500	38,500	$40.1500	1/18/17
	25,250	75,750	$37.6450	1/17/18
	0	155,000	$23.0000	1/28/19
					28,756 / 79,000	(c)	$596,687	(g)
					0 / 74,000	(d)	$ 0	(h)
					0 / 80,000	(e)	$ 0	(i)
					65,200 / 65,200	(f)	$1,352,900	(j)

James E. Quinn	100,000		$42.0782	1/20/10
	75,000		$32.4700	1/18/11
	110,000		$34.0200	1/16/12
	140,000		$25.8450	1/16/13
	115,000		$39.7500	1/15/14
	72,500		$31.4900	1/31/15
	38,250	12,750	$37.8350	1/31/16
	24,500	24,500	$40.1500	1/18/17
	10,250	30,750	$37.6450	1/17/18
	0	62,000	$23.0000	1/28/19
					17,472 / 48,000	(c)	$362,544	(g)
					0 / 46,500	(d)	$ 0	(h)
					0 / 33,000	(e)	$ 0	(i)
					26,100 / 26,100	(f)	$541,575	(j)

Beth O. Canavan	50,000		$42.0782	1/20/10
	50,000		$32.4700	1/18/11
	75,000		$34.0200	1/16/12
	55,000		$39.7500	1/15/14
	40,000		$31.4900	1/31/15
	21,750	7,250	$37.8350	1/31/16
	14,000	14,000	$40.1500	1/18/17
	10,250	30,750	$37.6450	1/17/18
	0	62,000	$23.0000	1/28/19
					9,828 / 27,000	(c)	$203,931	(g)
					0 / 26,500	(d)	$ 0	(h)
					0 / 33,000	(e)	$ 0	(i)
					26,100 / 26,100	(f)	$541,575	(j)

(table continued on next page)

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (continued)
January 31, 2009

	Option Awards				Stock Awards
						Equity
						Incentive
					Equity	Plan Awards
					Incentive	Market or
					Plan Awards	Payout Value
	Number	Number			Number	Of
	Of	Of			Of	Unearned
	Securities	Securities			Unearned	Shares, Units
	Underlying	Underlying			Shares, Units or	or
	Unexercised	Unexercised	Option		Other Rights	Other Rights
	Options	Options	Exercise	Option	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested (b)	Not Vested
Name	(#)	(#)	($)	Date (a)	(#)	($)

James N. Fernandez	70,000		$42.0782	1/20/10
	65,000		$32.4700	1/18/11
	100,000		$34.0200	1/16/12
	50,000		$25.8450	1/16/13
	85,000		$39.7500	1/15/14
	55,000		$31.4900	1/31/15
	30,750	10,250	$37.8350	1/31/16
	19,500	19,500	$40.1500	1/18/17
	14,250	42,750	$37.6450	1/17/18
	0	86,000	$23.0000	1/28/19
					14,196 / 39,000 (c)	$294,567 (g)
					0 / 37,500 (d)	$ 0 (h)
					0 / 45,000 (e)	$ 0 (i)
					36,200 / 36,200 (f)	$751,150 (j)

Jon M. King	6,000		$42.0782	1/20/10
	5,000		$32.4700	1/18/11
	7,000		$34.0200	1/16/12
	3,000		$35.9550	3/21/12
	2,500		$25.8450	1/16/13
	15,000		$25.9400	3/20/13
	35,000		$39.7500	1/15/14
	30,000		$31.4900	1/31/15
	17,250	5,750	$37.8350	1/31/16
	5,000	5,000	$33.7850	6/07/16
	13,000	13,000	$40.1500	1/18/17
	10,250	30,750	$37.6450	1/17/18
	0	62,000	$23.0000	1/28/19
					7,644 / 21,000 (c)	$158,613 (g)
					0 / 25,000 (d)	$ 0 (h)
					0 / 33,000 (e)	$ 0 (i)
					26,100 / 26,100 (f)	$541,575 (j)

Notes to Outstanding Equity Awards at Fiscal Year-end Table
(a)	For any option reported, the grant date was ten (10) years prior to the expiration date shown. All options vest 25% per year over the four-year period following a grant date.

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(b)	In this column, the number to the left of the slash mark indicates the number of shares on which the payout value shown in the column to the right was computed. See Notes (g), (h), (i) and (j) below. The number to the right of the slash mark indicates the total number of shares that would vest upon attainment of all performance objectives over the three-year performance period.
(c)	This grant will have vested three business days following the date on which the Company’s financial results for Fiscal 2008 were released.
(d)	This grant will vest three business days following the date on which the Company’s financial results for Fiscal 2009 are released.
(e)	This grant will vest three business days following the date on which the Company’s financial results for Fiscal 2010 are released.
(f)	This grant will vest three business days following the date on which the Company’s financial results for Fiscal 2011 are released.
(g)	This value has been computed at 36.4% of maximum based upon Company EPS and ROA performance in Fiscal 2006, 2007 and 2008. The computation assumes that 42.8% of the units will vest based on EPS performance; the resulting number of shares was then decreased by 15% for ROA performance. The resulting value was computed on the basis of the stock closing price on January 30, 2009, $20.75.
(h)	This value has been computed based upon Company EPS and ROA performance in Fiscal 2007 and 2008. The computation assumes that 0% of the units will vest based on EPS performance. The resulting value was computed on the basis of the stock closing price on January 30, 2009, $20.75.
(i)	This value has been computed based upon Company EPS and ROA performance in Fiscal 2008. The computation assumes that 0% of the units will vest based on EPS performance. The resulting value was computed on the basis of the stock closing price on January 30, 2009, $20.75.
(j)	This value has been computed on the assumption that Earnings from Continuing Operations Target will be met in any of Fiscal 2009, 2010, or 2011.

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OPTION EXERCISES AND STOCK VESTED
Fiscal 2008

	Option Awards			Stock Awards
	Number of		Value	Number of	Value
	Shares		Realized	Shares	Realized
	Acquired on		on	Acquired on	on
	Exercise		Exercise	Vesting	Vesting
Name	(#)		($)	(#)	($)

Michael J. Kowalski	540,000	(a)	$13,697,964	92,000	$4,045,700

James E. Quinn	0		$0	58,000	$2,550,550

Beth O. Canavan	0		$0	32,000	$1,407,200

James N. Fernandez	68,000	(b)	$1,199,125	44,000	$1,934,900

Jon M. King	0		$0	24,000	$1,055,400

Notes to Option Exercises and Stock Vested Table
(a)	Weighted-average holding period for options exercised: 9.8 years.
(b)	Weighted-average holding period for options exercised: 5.6 years.

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PENSION BENEFITS TABLE

					Payments
				Actuarial	During
		Number		Present Value of	Last
		of Years		Accumulated	Fiscal
		Credited		Benefits	Year
Name	Plan Name (a)	Service		($)	($)

	Pension Plan	30 (b)	(d)	$473,502	$0
Michael J. Kowalski	Excess Plan	30 (b)	(d)	$5,140,837	$0
	Supplemental Plan	30 (b)	(d)	$1,568,317	$0

	Pension Plan	22	(d)	$349,782	$0
James E. Quinn	Excess Plan	22	(d)	$2,238,823	$0
	Supplemental Plan	22	(d)	$1,096,961	$0

	Pension Plan	21		$305,989	$0
Beth O. Canavan	Excess Plan	21		$1,176,668	$0
	Supplemental Plan	21		$651,524	$0

	Pension Plan	30	(c)	$362,660	$0
James N. Fernandez	Excess Plan	30	(c)	$1,922,930	$0
	Supplemental Plan	30	(c)	$587,455	$0

	Pension Plan	18		$210,317	$0
Jon M. King	Excess Plan	18		$658,295	$0
	Supplemental Plan	18		$84,852	$0

Notes to Pension Benefits Table
(a)	The formal names of the plans are: the Tiffany and Company Pension Plan (“Pension Plan”), the Tiffany and Company Un-funded Retirement Plan to Recognize Compensation in Excess of Internal Revenue Code Limits (“Excess Plan”) and the Tiffany and Company Supplemental Retirement Income Plan (“Supplemental Plan”).

(b)	Mr. Kowalski has been credited with 6.4 years of service for his period of employment prior to October 15, 1984 with the corporation that was, immediately before that date, Tiffany’s parent corporation. The effect of this credit has been to augment the present value of his accumulated benefit under the retirement plans as follows (these amounts are included in the Pension Benefits table above):

Pension Plan:	$98,807
Excess Plan:	$1,072,749
Supplemental Plan:	$59,563
(c)	Mr. Fernandez has been credited with 6.3 years of service for his period of employment prior to October 15, 1984 with the corporation that was, immediately before that date, Tiffany’s parent corporation. The effect of this credit has been to augment the present value of his accumulated benefit under the retirement plans as follows (these amounts are included in the Pension Benefits table above):

Pension Plan:	$74,897
Excess Plan:	$397,127
Supplemental Plan:	$36,720
(d)	Mr. Kowalski and Mr. Quinn are currently eligible for early retirement under each of the Pension, Excess and Supplemental Plan. They are each eligible for early retirement because they have reached age 55 and have accumulated at least ten years of credited

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service. The normal retirement age under each of the plans is 65. However those eligible for early retirement may retire with a reduced benefit. For retirement at age 55, the reduction in benefit would be 40%, as compared to the benefit at age 65. The benefit reduction for early retirement is computed as follows:
•	For retirement between age 60 and age 65, the executive’s age at early retirement is subtracted from 65; for each year in the remainder the benefit is reduced by five percent;

•	Thus, for retirement at age 60 the reduction is 25%;

•	For retirement between age 55 and age 60, the reduction is 25% plus an additional three percent for each year by which retirement age precedes age 60.
Assumptions Used in Calculating the Present Value of the Accumulated Benefits
The assumptions used in the Pension Benefit Table are that the executive would retire at age 65; mortality based upon the 1994 Group Annuity Mortality Table, Male & Female; a discount rate of 7.25%. All assumptions were consistent with those used to prepare the financial statements for Fiscal 2008, with one exception. In preparing the financial statements for Fiscal 2008, a discount rate of 7.5% was used for the Excess Plan and Supplemental Plan.
Features of the Retirement Plans
Tiffany has established three retirement plans for eligible employees: the Pension Plan, the Excess Plan and the Supplemental Plan. The executive officers of the Company are eligible to participate in all three.
Average Final Compensation
Average final compensation is used in each plan to calculate benefits. A participant’s “average final compensation” is the average of the highest five years of compensation received in the last 10 years of creditable service.
In general, compensation reported in the SUMMARY COMPENSATION TABLE above as “Salary”, “Bonus” or “Non-Equity Incentive Plan Compensation” is compensation for purposes of the Plans; amounts attributable to the exercise of stock options or to the vesting of restricted stock are not included. However, Internal Revenue Code requirements limit the amount of compensation that may be included in calculating the benefit under the Pension Plan.
Pension Plan
These are the key features of the Pension Plan:
•	it is a “tax-qualified plan,” that is, it is designed to comply with those provisions of the Internal Revenue Code applicable to retirement plans;

•	it is a “funded” plan (money has been deposited into a trust that is insulated from the claims of the Company’s creditors);

•	it is available at no cost to regular full-time employees of Tiffany hired on or before December 31, 2005;

•	all executive officers are participants;

•	benefits vest after five years of service;

•	benefits are based on the participant’s average final compensation and years of service;

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•	benefits are subject to Internal Revenue Code limitations on the total benefit and the amount that may be included in average final compensation; and

•	benefits are not offset by Social Security.
The benefit formula under the Pension Plan first calculates an annual amount based on average final compensation and then multiplies it by years of service. This is the formula: [[(average final compensation less covered compensation) x 0.015] plus [(average final compensation up to covered compensation) x 0.01]] x years of service. “Covered compensation” varies by the participant’s birth date and it is an average of taxable wage bases calculated for Social Security purposes.
Example: covered compensation for a person born in 1952 is $72,600. This person has average final compensation of $100,000 and 25 years of service. The Pension benefit at age 65 would be calculated as follows: [[($100,000 - $72,600 ) x 0.015] plus [($72,600) x 0.01]] x 25 = $28,425 annual benefit for a single life annuity.
The form of benefit elected can reduce the amount of benefit. The highest benefit is available for an unmarried participant who elects to take the benefit over the course of his or her own life. A person who elects to take the benefit over the course of two lives, such as a 100% annuity over the lives of the participant and his or her spouse, will suffer an actuarial reduction in the amount of his or her benefit.
Excess Plan
These are the key features of the Excess Plan:
•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company’s general assets, which are subject to the claims of the Company’s creditors);

•	it is available only to officers and other select management employees whose benefits under the Pension Plan are affected by Internal Revenue Code limitations, including all executive officers;

•	it uses the same retirement benefit formula as is set forth in the Pension Plan, but includes in average final compensation earnings that are excluded under the Pension Plan due to Internal Revenue Code Limitations;

•	benefits are offset by benefits payable under the Pension Plan;

•	benefits are not offset by benefits payable under Social Security;

•	benefits vest after five years of service;

•	benefits are subject to forfeiture if employment is terminated for cause;

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants;

•	benefits are payable upon the later of the participant’s separation from service, as defined under the plan, or attainment of age 55; and

•	participants will not receive any distribution from the plan until six months following separation from service.
Supplemental Plan
These are the key features of the Supplemental Plan:
•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

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•	it is not funded (benefits are paid out of the Company’s general assets, which are subject to the claims of the Company’s creditors);

•	it is available only to executive officers;

•	it uses a different benefit formula than that used by the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under Social Security;

•	benefits do not vest until the executive attains, while employed by Tiffany, age 65, or age 55 if he or she has provided 10 years of service (benefits will vest earlier on a termination from employment following a change in control (see “Definition of a Change in Control” below));

•	benefits are subject to forfeiture if employment is terminated for cause;

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants; and

•	participants will not receive any distribution from the plan until six months following separation from service as defined under the plan.
As its name implies, the Supplemental Plan supplements payments under the Pension Plan, the Excess Plan and from Social Security so that total benefits equal a variable percentage of the participant’s average final compensation.
Depending upon the participant’s years of service with Tiffany, the combined benefit under the Pension Plan, the Excess Plan, the Supplemental Plan and from Social Security would be as follows:

Combined Annual Benefit As a Percentage of Average Final
Years of Service	Compensation

less than 10	(a)
10-14	20%
15-19	35%
20-24	50%
25 or more	60%

(a)	The formula for benefits under the Pension and Excess Plans is a function of years of service and covered compensation (subject to Internal Revenue Code limitations in the case of the Pension Plan) and not any specific percentage of the participant’s average final compensation (see above). A retiree with less than ten years of service would not receive any benefit under the Supplemental Plan but could expect to receive a benefit of approximately 13% of average final compensation under the Pension and Excess Plans.
Early Retirement and Extra Service Credit
Please refer to Note (d) on PS-55 for a discussion of the early retirement features of the Plans.
Tiffany does not have a policy for or practice of granting extra years of credited service under the Plans. Mr. Kowalski and Mr. Fernandez have credit for service with Tiffany’s former parent corporation. This credit was arranged in 1984 when the Company purchased Tiffany.

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NONQUALIFIED DEFERRED COMPENSATION TABLE
(Fiscal 2008)

			Aggregate		Aggregate
	Executive	Registrant	Earnings		Balance
	Contribution	Contribution	In		At
	In	In	Last Fiscal	Aggregate	Last Fiscal
	Last Fiscal	Last Fiscal	Year	Withdrawals/	Year End
	Year (a)	Year	(b)	Distributions	(c)
Name	($)	($)	($)	($)	($)

Michael J. Kowalski	$53,816	$0	$(20,406)	$54,644	$300,140

James E. Quinn	$0	$0	$(473,020)	$0	$821,691

Beth O. Canavan	$92,623	$0	$(196,958)	$17,730	$344,169

James N. Fernandez	$208,716	$0	$(413,573)	$0	$761,576

Jon M. King	$0	$0	$0	$0	$0

Note to Nonqualified Deferred Compensation Table
(a)	This column includes amounts that are also included in the amounts shown in the columns headed “Salary” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(b)	Amounts shown in this column are not reported as compensation in the Summary Compensation Table because the Company’s Executive Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.
(c)	Amounts shown in this column include amounts that were reported as compensation in the Summary Compensation Table for Fiscal 2008 and for prior fiscal years to the extent that such amounts were contributed by the executive but not to the extent that such amounts represent earnings. See Note (b) above.
Features of the Executive Deferral Plan
These are the key features of the Company’s Executive Deferral Plan:

•	Participation is open to directors and executive officers of the Company as well as other vice presidents and “director-level” employees of Tiffany;

•	Directors of the Company may defer all of their cash compensation;

•	Employees may defer up to 50% of their salary and up to 90% of their cash annual incentive or bonus compensation;

•	The Company makes no contribution and guarantees no specific return on money deferred;

•	Deferrals are placed in a trust that is subject to the claims of Tiffany’s creditors;

•	Deferred compensation is invested by the trustee in various mutual funds as directed by Tiffany, which follows the directions of participants;

•	The value in the participant’s account (and Tiffany’s responsibility for payment) is measured by the return on the investments selected by the participant;

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•	Deferrals may be made to a Retirement Account and to accounts which will pay out on specified “in-service” dates;

•	Participants must elect to make deferrals in advance of the period during which the deferred compensation is earned;

•	Retirement Accounts pay out in 5, 10, 15 or 20 annual installments after retirement as elected in advance by the participant;

•	Except in the case of previously elected “in-service” payout dates, participants are not allowed to withdraw funds while they remain employed other than for unforeseeable emergencies and then only with the permission of Tiffany’s Board;

•	Termination of services generally triggers a distribution of all account balances other than, in the case of retirement or disability, retirement balances; and

•	Most participants, including all executive officers, will not receive any distribution from the plan until six months following termination of services.

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POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
The following table shows payments, the value of accelerated vesting of equity compensation and the value of benefits that would have been provided, or that would have accrued, to the named executive officers in the event that a change in control of the Company had occurred on January 31, 2009 (first two columns to the right of the executive’s name) and on the further assumption that the employment of the executive officer was involuntarily terminated without cause at that time (the other four columns):

Total Potential
Payments
Assuming Both a
	Vesting On Change in						Change in
	Control						Control and a
	With or Without						Subsequent
	Termination of		Payable or Vesting On Termination of Employment				Termination of
	Employment		Following Change in Control				Employment
	Early	Early
	Vesting	Vesting				Early
	of	of				Vesting of
	Stock	Restricted	Early			Stock
	Options	Stock Units	Vesting of			Options
	Granted	Granted	Supple-	Cash		Granted
	prior to	Prior to	mental	Severance	Welfare	2009 or
	2009	2009	Plan	Payment	Benefits	later	Total
Name	(a)	(b)	(c)	(d)	(e)		(f)
Michael J. Kowalski	$0	$3,195,500	$0	$4,000,000	$35,027	$0	$7,230,527
James E. Quinn	$0	$1,649,625	$0	$2,516,000	$35,027	$0	$4,200,652
Beth O. Canavan	$0	$1,234,625	$913,110	$2,040,000	$35,027	$0	$4,222,762
James N. Fernandez	$0	$1,711,875	$854,596	$2,516,000	$35,027	$0	$5,117,498
Jon M. King	$0	$1,203,500	$123,438	$2,040,000	$12,525	$0	$3,379,463

Notes to Potential Payments on Termination or Change in Control Table
(a)	The value of early vesting of stock options was determined using $20.75, the closing value of the Company’s common stock on January 30, 2009.
(b)	The value of early vesting of performance-based restricted stock units granted in January 2008 and prior thereto was determined using $20.75, the closing value of the Company’s common stock on January 30, 2009. In the event of a change in control such units vest at the maximum number of shares.
(c)	Absent a change in control followed by termination of employment, the Supplemental Plan will vest only when the participant attains the in-service age of 55 years with ten years of service, or in-service age of 65 years.
(d)	Cash severance payments were determined by multiplying the sum of (i) actual salary and (ii) the target annual incentive award or bonus, by two.
(e)	The amounts shown in this column represent two years of health-care coverage determined on the basis of the Company’s “COBRA” rates for post-employment continuation coverage. Such rates are available to all participating employees who

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terminate from employment and were determined on the basis of the coverage elections made by the executive officer.

(f)	This column is the total of columns (a) through (e) in the table above. It assumes that two events have occurred: a change in control and a termination of employment following such change in control.
Explanation of Potential Payments on Termination or Change in Control
Retention Agreements
The Company and Tiffany have entered into retention agreements with each of the executive officers. These agreements would provide a covered executive with compensation if he or she should incur an “involuntary termination” after a “change in control.” An “involuntary termination” does not include a termination for cause, but does include a resignation for good reason.
When, if ever, a “change in control” occurs, the covered executives would have fixed terms of employment under their retention agreements for two years.
If the executive incurs an involuntary termination during his or her fixed term of employment under a retention agreement, compensation would be payable to the executive as follows:
•	Two times the sum of the executive’s salary and target annual incentive award or bonus, as severance;

•	Two years of benefits continuation under Tiffany’s health and welfare plans.
Vesting of Options, Restricted Stock Units on a Change in Control
            Pre-2009 Equity Grants
For stock option and restricted stock unit grants awarded prior to 2009, in the event of a “change in control” of the Company, all options granted to employees (including executive officers) become exercisable in full and all restricted stock units vest and convert to shares.
            Post-2009 Equity Grants
Stock Option Grants
For grants awarded in 2009 or later, outstanding stock options will vest in full and become exercisable in the event of a “change in control” if it results in the dissolution of the Company, or the Company goes out of existence or comes under the substantial ownership (80%) of another person, and the acquiring party does not arrange to assume or replace the grant. These types of change in control events are referred to as “terminating transactions.” (see “Definition of a Change in Control” below).
For all other change in control events (see “Definition of a Change in Control” below), early vesting will occur in full but only if the named executive officer is involuntarily terminated from employment following the change in control. “Involuntary termination” does not include a termination for cause, but does include a resignation for good reason.

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Performance-Based Restricted Stock Unit Grants
For grants awarded in 2009 or later, outstanding performance-based restricted stock units will vest in full and convert to shares in the event of a terminating transaction.
For all other change in control events (see “Definition of a Change in Control” below), performance-based restricted stock units will vest in full if the change in control event occurs in the last fiscal year of a three-year performance period, 70% if it occurs in the second fiscal year of a three-year performance period; and 30% if it occurs in the first fiscal year of a three-year performance period. In the event of the first type of change in control event described in the definition below (a 35% share acquisition), such proportionate vesting will occur only if the named executive officer is involuntarily terminated following the change in control event.
Supplemental Retirement Benefits Vest on a Change in Control
Benefits under the Pension Plan and the Excess Plan are vested for all named executive officers. Benefits under the Supplemental Plan are vested for Mr. Kowalski and Mr. Quinn. In the event of a change in control benefits under the Supplemental Plan would early vest for Mrs. Canavan, Mr. Fernandez and Mr. King, should they be terminated from employment without cause, or resign from employment with good reason. Such vesting would not necessarily result in any payment at the time of such change in control.
Definition of a Change in Control
For purposes of the Supplemental Plan, equity awards made in 2009, and the retention agreements the term “change in control” means that one of the following events has occurred:
•	Any person or group of persons acting in concert (a “person” being an individual or organization) acquires 35% or more in voting power or stock of the Company, or the right to obtain such voting power;

•	A majority of the Board is, for any reason, not made up of individuals who were either on the Board on January 15, 2009, or, if they became members of the Board after that date, were approved by the directors;

•	As a result of a corporate transaction such as a merger, the stockholders of Tiffany immediately prior to such transaction do not own 51% of Tiffany’s outstanding shares; or

•	All or substantially all assets of the Company or Tiffany are sold or disposed of to an unrelated party.
Certain change in control events will be considered “terminating transactions”, provided the acquirer does not arrange to assume or replace the grant. Terminating transactions include (i) the dissolution of the Company, or (ii) if the Company comes under the substantial ownership (80%) of another person. The definition of “change in control” for equity awards made prior to 2009 is somewhat, but not substantially different.
Non-Competition Covenants Affected by Change in Control
In the event of a change in control, the duration of certain non-competition covenants could be cut back from as long as two years following termination of employment to as little as six months in the event a change in control were to occur. In the table above, we have not assigned any value to a potential cutback.

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Early Retirement
Mr. Kowalski was eligible to take early retirement on January 31, 2009. His early retirement benefit under the Pension Plan, the Excess Plan and the Supplemental Plan would have been approximately $904,784 per year had he retired effective January 31, 2009, subject to applicable offsets by benefits payable under Social Security.
Mr. Quinn was eligible to take early retirement on January 31, 2009. His early retirement benefit under the Pension Plan, the Excess Plan and the Supplemental Plan would have been approximately $477,424 per year had he retired effective January 31, 2009, subject to applicable offsets by benefits payable under Social Security.
Death or Disability
If any of the named executive officers had died or become disabled on January 31, 2009, stock options then unvested would have early vested. The value of such early vesting is shown in the columns labeled “Early Vesting of Stock Options Granted Prior to 2009” in the table on page PS-61. If any of the named executive officers had died or become disabled on January 31, 2009, certain performance-based restricted stock units would have early vested. The value of such early vesting would have been as follows for each of the named executive officers on January 31, 2009: Mr. Kowalski, $1,419,300; Mr. Quinn, $784,350; Mrs. Canavan, $535,350; Mr. Fernandez, $747,000; and Mr. King, $516,675.
DIRECTOR COMPENSATION TABLE
Fiscal 2008

			Change in Pension
	Fees Earned	Option	Value and Nonqualified	All Other
	or Paid in	Awards	Deferred Compensation	Compensation	Total
Name	Cash ($)(a)	($) (b) (c)	Earnings (d)	($)	($)

Rose Marie Bravo	$69,000	$164,346	$6,929	$0	$240,275

William R. Chaney	$47,500	$164,346	$0	$0	$211,846

Gary E. Costley	$82,000	$192,133	N/A	$0	$274,133

Lawrence K. Fish	$66,000	$379,956	N/A	$0	$445,956

Abby F. Kohnstamm	$82,000	$164,346	N/A	$0	$246,346

Charles K. Marquis	$92,000	$164,346	$0	$0	$256,346

Peter W. May	$61,000	$379,956	N/A	$0	$440,956

J. Thomas Presby	$74,000	$164,346	N/A	$0	$238,346

William A. Shutzer	$78,000	$164,346	$1,795	$0	$244,141

Notes to Director Compensation Table
(a)	Includes amounts deferred under the Executive Deferral Plan. For Mr. Chaney, the amount stated includes $16,500 in fees paid pursuant to a consulting arrangement following his May 16, 2008 retirement from directorship.
(b)	Amounts shown represent the dollar amount of compensation cost recognized in Fiscal 2008 for stock options granted for Fiscal 2008 and previous fiscal years in accordance with SFAS No. 123R. In valuing option awards the Company made certain assumptions. For a discussion of those assumptions, please refer to Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009. See Note N. “STOCK

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COMPENSATION PLANS”, in Notes to Consolidated Financial Statements, under Item 8. Financial Statements and Supplementary Data.

(c)	Supplementary Table: Outstanding Director Option Awards at Fiscal Year End

Aggregate Number of Option
Awards Outstanding at Fiscal Year End
Name	(number of underlying shares)

Rose Marie Bravo	87,216
William R. Chaney	192,500
Gary E. Costley	20,000
Lawrence K. Fish	20,000
Abby F. Kohnstamm	70,000
Charles K. Marquis	114,732
Peter W. May	20,000
J. Thomas Presby	45,000
William A. Shutzer	80,000

(d)	The actuarial valuation shown takes into account the current age of the director and is based on the following assumptions consistent with those used in preparing the financial statements: 1994 Group Mortality Table, Male & Female; discount rate of 7.25% and retirement age of 65 (if the director is over age 65, the director is assumed to retire on January 31, 2009). Where a “0” appears in this column it is because there was a decline in value. In the case of Mr. Chaney, the decline was approximately $20,115. In the case of Mr. Marquis, the decline was approximately $23,164. This column does not include earnings under the Deferral Plan because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred. Where an N/A appears, the director is not eligible for this benefit.
Discussion of Director Compensation Table
Directors who are not employees of the Company or its subsidiaries are paid or provided with the following for their service on the Board:
•	An annual retainer of $50,000 (this will be increased to $75,000 effective June 1, 2009);

•	An additional annual retainer of $20,000 or $15,000 to the chairperson of the Audit, Compensation, Finance, or Nominating/Corporate Governance Committee, respectively;

•	A per-meeting-attended fee of $2,000 for meetings attended in person (no fee is paid for attendance at any committee or subcommittee meetings which occur on the same day as a meeting of the full Board) (all per-meeting fees will be eliminated effective June 1, 2009);

•	A fee of $1,000 for each telephonic meeting in which the director participates (all per-meeting fees will be eliminated effective June 1, 2009);

•	Equity compensation, as discussed below; and

•	A retirement benefit, also discussed below.

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Under Tiffany’s Amended and Restated Executive Deferral Plan, directors may defer up to one hundred percent (100%) of their cash compensation and invest the amounts they defer in various accounts and funds established under the plan. However, the Company does not guarantee any return on said investments. The following table provides data concerning director participation in this plan:

	Director	Registrant			Aggregate
	Contribution	Contribution	Aggregate		Balance
	In	In	Earnings	Aggregate	At
	Last Fiscal	Last Fiscal	In	Withdrawals/	Last Fiscal Year
	Year	Year	Last Fiscal Year	Distributions	End
Name	($)	($)	($)	($)	($)

Gary E. Costley	$61,500	$0	$(57,837)	$0	$92,961

Charles K. Marquis	$0	$0	$(194,442)	$0	$285,177

William A. Shutzer	$78,000	$0	$(288,752)	$0	$447,668

Tiffany also reimburses directors for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging.
Historically, non-employee directors have been granted options with a strike price equal to fair market value on the grant date. Options for 10,000 shares were granted on appointment and annually thereafter. All options expire no later than ten years, although some grants expire earlier.
Effective with the election of directors in May 2009 equity compensation practices will be changed. Each director will receive annual equity compensation with a value of $100,000 on grant, half in the form of a 10-year term stock option (vested immediately) and half in the form of restricted stock units (vesting after one-year of service or on retirement, at the prior election of the director). All options will continue to have a strike price equal to fair market value on the date of grant. The practice of making grants to directors on appointment will be discontinued, although directors joining the board between annual meetings will receive a pro-rated annual grant.
Directors who retire as non-employee directors with five or more years of Board service are also entitled to receive an annual retirement benefit equal to $38,000, payable at the later of age 65 or the retirement date. This benefit is payable quarterly and continues for a period of time equal to the director’s length of service on the Board, including periods served as an employee director, or until death, if earlier. However, this particular benefit is not available to any director first appointed or elected after January 1, 1999; accordingly, Dr. Costley, Mr. Fish, Ms. Kohnstamm, Mr. May and Mr. Presby are not entitled to participate in this benefit plan.
Mr. Kowalski is an employee of Tiffany. He therefore receives no separate compensation for his service as director.

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PERFORMANCE OF COMPANY STOCK
The following graph compares changes in the cumulative total shareholder return on Tiffany & Co.’s stock for the previous five fiscal years to returns for the same five-year period on (i) the Standard & Poor’s 500 Stock Index and (ii) the Standard & Poor’s 500 Consumer Discretionary Index. Cumulative shareholder return is defined as changes in the closing price of our stock on the New York Stock Exchange, plus the reinvestment of any dividends paid on our stock.
ASSUMES AN INVESTMENT OF $100 ON JANUARY 31, 2004 IN COMPANY STOCK AND IN EACH OF THE TWO INDICES. THE REINVESTMENT OF ANY SUBSEQUENT DIVIDENDS IS ALSO ASSUMED.
TOTAL RETURNS ARE BASED ON MARKET CAPITALIZATION; INDICES ARE WEIGHTED AT THE BEGINNING OF EACH PERIOD FOR WHICH A RETURN IS INDICATED.

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DISCUSSION OF PROPOSALS PRESENTED BY THE BOARD
Item 1. Election of Directors
Each year, we elect directors at an Annual Meeting of Stockholders. At the 2009 Annual Meeting, nine directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office.
It is not anticipated that any of this year’s nominees will be unable to serve as a director but, if that should occur before the Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the Annual Meeting.
   Information concerning each of the nominees is set forth below:

Michael J. Kowalski	Mr. Kowalski, 57, is Chairman of the Board and Chief Executive Officer of Tiffany & Co. He succeeded William R. Chaney as Chairman at the end of Fiscal 2002 and as Chief Executive Officer in February 1999. Prior to his appointment as President in January 1996, he was an Executive Vice President of Tiffany & Co., a position he had held since March 1992. Mr. Kowalski also served as Tiffany & Co.’s Chief Operating Officer from January 1997 until his appointment as Chief Executive Officer. He became a director of Tiffany & Co. in January 1995. Mr. Kowalski also serves on the board of The Bank of New York Mellon. The Bank of New York Mellon is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under a Revolving Credit Facility, and as the trustee and an investment manager for Tiffany’s employee pension plan; and BNY Mellon Shareowner Services serves as the Company’s transfer agent and registrar.

Rose Marie Bravo	Rose Marie Bravo, CBE, 58, became a director of Tiffany & Co. in October 1997 when she was selected by the Board to fill a newly created directorship. Ms. Bravo previously served as Chief Executive Officer of Burberry Limited from 1997 until 2006 and as President of Saks Fifth Avenue from 1992 to 1997. Prior to Saks, Ms. Bravo held a series of merchandising jobs at Macy’s culminating in the Chairman & Chief Executive Officer role at I. Magnin which was a division of R. H. Macy & Co. Ms. Bravo serves on the Board of Directors of Estee Lauder Companies Inc.

Gary E. Costley	Dr. Costley, 65, was first elected to the Board in May 2007. He is a co-founder and managing director of C&G Capital and Management, LLC, which provides capital and management to health, medical and nutritional products and services companies. He was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products from November 1997 until June 2004. Dr. Costley was Dean of the Graduate School of Management at Wake Forest University from 1995 until 1997. Dr. Costley held numerous positions at the Kellogg Company from 1970 until June 1994. His most recent position was President of Kellogg North America. He is a director of three other public companies: The Principal Financial Group, Covance Inc. and Prestige Brands Holdings, Inc.

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Lawrence K. Fish	Mr. Fish, 64, retired as Chairman of Citizens Financial Group, Inc. (“Citizens”). He served in that role since 2005, and before that as President and Chief Executive Officer, from 1992, of Citizens. Mr. Fish is a member of the Board of Trustees of Massachusetts Institute of Technology and an Overseer of the Boston Symphony Orchestra. He serves on the boards of Textron and The Brookings Institution. Mr. Fish was first elected a director of the Company in May 2008.

Abby F. Kohnstamm	Ms. Kohnstamm, 55, is the President and founder of Abby F. Kohnstamm & Associates, Inc., a marketing and consulting firm. Prior to establishing her company, Ms. Kohnstamm served as Senior Vice President, Marketing of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing across IBM. In addition, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993. Ms. Kohnstamm also serves on the Board of Directors of the Progressive Corporation and the Board of Trustees of Tufts University where she is also a member of its Executive Committee. She recently joined the Board of Directors of the Roundabout Theatre Company. She became a director of Tiffany & Co. in July 2001, when she was selected by the Board to replace a retiring director.

Charles K. Marquis	Mr. Marquis, 66, is a Senior Advisor to Investcorp International, Inc. From 1974 through 1998, he was a partner in the law firm of Gibson, Dunn & Crutcher L.L.P. He was elected a director of Tiffany & Co. in 1984.

Peter W. May	Mr. May, 66, is President and founding partner of Trian Partners, a New York-based investment management firm launched in November 2005. Mr. May also serves as Vice Chairman and a director of Trian Acquisition I Corp. (AMEX: TUX.U), a publicly traded blank check company formed to effect a business combination, and as non-executive Vice Chairman and a director of Wendy’s/Arby’s Group, Inc. (formerly Triarc Companies, Inc. (“Triarc”)) (WEN), which is the third largest quick-service restaurant company in the United States and is the franchisor for the Wendy’s® and Arby’s® restaurant systems. In addition, Mr. May serves as a director and chairman of the compensation committee of Deerfield Capitol Corp. (NYSE:DFR). Mr. May served as President and Chief Operating Officer of Triarc from April 1993 through June 2007. Prior to joining Triarc, Mr. May was President and Chief Operating Officer of Trian Group, Inc., which provided investment banking and management services for entities controlled by him. Mr. May also served as President and Chief Operating Officer and a director of Triangle Industries, Inc., which, through wholly-owned subsidiaries, was, at the time, a manufacturer of packaging products (through American National Can Company), copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. May is the Chairman of the Board of Trustees of The Mount Sinai Medical Center in New York, where he led the turnaround of this major academic health center from serious financial difficulties to what is today one of the most profitable and fastest growing academic medical centers in the United States. In addition, Mr. May is a Trustee of the University of Chicago, a member of its Executive Committee, and a member of the Advisory Council on the Graduate School of Business at The University of Chicago. Mr. May is also a Trustee of Carnegie Hall and a partner of the

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Partnership for New York City, as well as the past Chairman of the UJA Federation’s “Operation Exodus” campaign and an honorary member of the Board of Trustees of The 92nd Street Y. He is a founding member of the Laura Rosenberg Memorial Foundation for Pediatric Leukemia Research and is Chairman of the Board of The Leni and Peter May Family Foundation. He was first elected a director of the Company in May 2008.

J. Thomas Presby	Mr. Presby, 69, retired in 2002 as a partner in Deloitte Touche Tohmatsu. At Deloitte he held numerous positions in the United States and abroad, including the posts of Deputy Chairman and Chief Operating Officer. He was selected to be a director of the Company in November 2003 by the Board to fill a newly created position. He now serves as a director and audit committee chair for the Company and American Eagle Outfitters, Invesco Ltd, First Solar, Inc., and World Fuel Services, Inc. As Mr. Presby has no significant business activities other than board service, he is available full time to fulfill his board responsibilities. He is a Certified Public Accountant and a holder of the NACD Certificate of Director Education.

William A. Shutzer	Mr. Shutzer, 62, is a Senior Managing Director of Evercore Partners, a financial advisory and private equity firm. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997 and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. He was elected a director of the Company in 1984. Mr. Shutzer is also a member of the Board of Directors of WebMedia Brands Inc. (formerly known as Jupiter Media Corp.).
In the event that any of the current directors standing for reelection does not receive a majority of “for” votes of the votes cast for or against his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each of the nominees for director has agreed to tender his or her resignation in the event that he or she does not receive such a majority. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. Please refer to Section 1.i of the Corporate Governance Principles, which are attached as Appendix I hereto for further information about the procedure that would be followed in the event of such an election result.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NINE NOMINEES FOR DIRECTOR
Item 2. Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has appointed and the Board has ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for Fiscal 2009. As a matter of good corporate governance, we are asking you to ratify this selection.
PwC has served as the Company’s independent registered public accounting firm since 1984.

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A representative of PwC will be in attendance at the Annual Meeting to respond to appropriate questions raised by stockholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.
The Board may review this matter if this appointment is not approved by the stockholders.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.
Item 3. Approval of an amendment to the 2005 Employee Incentive Plan
On March 17, 2005 the Board adopted, and on May 19, 2005 at the 2005 Annual Meeting the stockholders approved, the Company’s 2005 Employee Incentive Plan (the “Plan”). On January 19, 2006 the Board first amended the Plan and on May 18, 2006 the stockholders approved the first amendment to the Plan.
If the proposed second amendment is approved by the stockholders, the text of Section 4.2(a)(i) of the Plan will be modified to read as follows:
“4.2	Shares Subject to Plan

(a)	(i) Subject to the following provisions of this subsection 4.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be ~~Eleven Million (11,000,000)~~ [Thirteen Million Five-Hundred Thousand (13,500,000)] Shares, provided that such maximum shall be reduced by one and 58 hundredths (1.58) of a Share for each Share that is delivered pursuant to a Stock Award.” (bold indicates new material; ~~strikethrough~~ indicates deleted material).
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE 2005 EMPLOYEE INCENTIVE PLAN.
MATERIAL FEATURES OF THE PLAN
Following is a summary of the material features of the Plan. A copy of the Plan is attached to this Proxy Statement as Appendix II.
Maximum Number of Shares
As previously approved by the stockholders, the maximum number of shares of common stock that may be issued under the Plan is 11,000,000. If the proposed amendment is approved by the stockholders that number will be increased to 13,500,000.
The maximum number of shares that will be available for grant under the Plan is subject to reduction by 1.58 shares for each share that is delivered on vesting of a stock award. See Stock Awards below. Thus, when a share is issued on vesting of a stock award, the maximum is reduced by 1.58 shares and when a share is issued on exercise of an option the maximum is reduced by one share. The maximum number of shares available for grant under the 2005 Incentive Plan is also subject to adjustment for corporate transactions. See Maximum Number of Shares and Adjustments for Corporate Transactions under the Incentive Plan below.

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 As of March 23, 2009, 1,392,416 shares had been issued under the plan and 4,997,025 are subject to grants and may be issued on vesting and exercise of options or on vesting of stock awards.
Stock Options Already Granted Under the Plan
(as of March 23, 2009)

Person or Group Granted	Aggregate Option Shares	Percent of Option Shares	Weighted Average
Options	Granted (A)	Granted to All Employees	Exercise Price Per Share

Michael J. Kowalski	418,000	24.5%	$32.7145

James E. Quinn	203,000	11.9%	$33.8245

Beth O. Canavan	160,000	9.4%	$32.4429

James N. Fernandez	223,000	13.1%	$32.4702

Jon M. King	162,000	9.5%	$32.2309

All Executive Officers as a Group	1,683,000	98.6%	$32.5095

All Employees who are Not Executive Officers as a Group	23,948	1.4%	$37.6485

Total	1,706,948	100%	$32.5816

(A)	Stock options have been granted for 10-year terms with the exercise price being equal to fair market value on the grant date. Stock options vest ratably over a four-year period of continued employment.

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Stock Unit Awards Already Made Under the Plan
(as of March 23, 2009)

Person or Group	Aggregate	Percent of Stock Units
Granted Stock Units	Number of	Granted to All Employees
	Stock Units
	Granted (A)

Michael J. Kowalski	298,200	9.3%

James E. Quinn	153,600	4.8%

Beth O. Canavan	112,600	3.5%

James N. Fernandez	157,700	4.9%

Jon M. King	105,100	3.3%

All Executive Officers as a Group	1,184,776	36.8%

All Employees who are Not Executive Officers as a Group	2,033,600	63.2%

Total	3,218,376	100%

(A)	Stock units granted include both performance-based restricted stock units, which are granted to executive officers and vice presidents, and restricted stock units which are granted to employees who are not officers. Vesting of performance-based restricted stock units is dependent upon attainment of Company financial performance objectives over (i) a three-year performance period and continued employment throughout that period for executive officers; or (ii) a four-year period and continued employment throughout that period for vice presidents. Restricted stock units vest ratably over a four-year period of continued employment; vesting is not dependent on Company financial performance.
Market Value Per Share
As of March 23, 2009, the market value of one share of the Company’s Common Stock, $0.01 par value, was $22.08 calculated as the mean between the lowest and highest reported sales price of such a share on such date as reported in the New York Stock Exchange Composite Transactions Index.
Administration of the Plan
The Plan is administered by the Stock Option Subcommittee of the Compensation Committee which consists of two or more outside directors selected by the Board (the “Committee”). The Committee has the authority to determine:
•	employees to whom awards are granted;

•	the size and type of awards; and

•	the terms and conditions of such awards.

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Number and Identity of Future Participants and Form of Awards Not Yet Determined
Under the Plan, the Committee may designate any employee of the Company or its related companies as a participant. The number and identity of participants to whom awards will eventually be made under the Plan has not yet been determined, and, subject to the Plan, the form of such awards is at the discretion of the Committee. It is therefore not possible at this time to provide specific information as to actual future award recipients or the form of such awards. However, to date, participation has been limited to management employees. As of March 23, 2009, a total of 865 employees were Participants.
Awards Available under the Plan
Following are summaries of the various awards available under the Plan.
Options and SARs
The grant of a stock option entitles the holder to purchase a specified number of shares of the Company’s Common Stock at an exercise price specified at the time of grant.
Stock options may be granted in the form of nonqualified stock options (“NQSOs”) or incentive stock options (“ISOs”). Grants of ISOs must fulfill the requirements applicable to an “incentive stock option” described in Section 422(b) of the Internal Revenue Code.
The grant of a stock appreciation right (“SAR”) entitles the holder to receive the appreciation value, if any, for a specific number of shares of the Company’s common stock over a specific time period. The Committee may provide the appreciation value in cash or in shares. The appreciation value is equal to all or a portion of the growth in the fair market value over an exercise price specified at the time of grant.
The Plan limits the discretion of the Committee with respect to Options and SARs as follows:
•	the term of an option or SAR may not exceed 10 years;

•	the per-share exercise price of each option or SAR must be established at the time of grant or determined by a formula established at the time of grant;

•	the exercise price may not be less than 100% of fair market value as of the “pricing date”;

•	the per-share exercise price may not be decreased after grant except for adjustments made to reflect stock splits and other corporate transactions (see Maximum Number of Shares and Adjustments for Corporate Transactions under the Incentive Plan below);

•	neither an option nor a SAR may be surrendered for a new option or SAR with a lower exercise price; and

•	the pricing date must generally be the grant date, subject to limited exceptions.
Stock Awards
A stock award is the grant of shares of the Company’s Common Stock or a right to receive such shares, their cash equivalent or a combination of both. Each stock award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.
Cash Incentive Awards
Cash awards may be granted as determined by the Committee. Terms of cash awards must be set out by agreement, which may specify performance periods and goals. The Committee has the discretion to adjust pre-established Performance Goals under certain circumstances.

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Settlement of Awards, Deferred Settlements Tax Withholding and Dividend Equivalents
The Committee has the discretion to settle awards through cash payments, delivery of Common Stock, the grant of replacement awards or any combination thereof.
The Committee may permit the payment of the option exercise price to be made as follows:
•	in cash;

•	by the tender of the Company’s shares of Common Stock; or

•	by irrevocable authorization to a third party to sell shares received upon exercise of the option and to remit the exercise price.
Before distribution of any shares pursuant to an award, the Committee may require the participant to remit funds for any required tax withholdings. Alternatively, the Committee may withhold shares to satisfy such tax requirements. All cash payments made under the Incentive Plan may be net of any required tax withholdings.
The Committee may provide for the deferred delivery of stock upon the exercise of an option or SAR or upon the grant of a stock award. Such deferral can be evidenced by use of “Stock Units” – bookkeeping entries equivalent to the fair market value, from time to time, of a specified number of shares. Stock Units are settled at the end of the applicable deferral period by delivery of shares or as otherwise determined by the Committee.
The Committee has the discretion to provide participants with the right to receive dividends or dividend equivalent payments with respect to the underlying shares of Common Stock.
Duration of the Plan
No award may be made under the Plan after April 30, 2015. However, the plan shall remain in effect as long as any awards previously made remain outstanding.
Maximum Number of Shares and Adjustments for Corporate Transactions under the Incentive
Plan
Subject to further adjustments for corporate transactions, as discussed below, the maximum number of shares of the Company’s Common Stock now remaining available for grant under the Plan is 4,470,646. If the amendment which is the subject of this proxy solicitation is approved, that number will be 6,970,646.
IMPORTANT NOTE: the above number assumes that all restricted stock units and options now outstanding (i.e. previously granted) will vest and that the underlying shares will be delivered to the participants; based upon that assumption, the maximum number of shares available for delivery under the Plan (11,000,000 shares) has been reduced by 1,770,250 shares (1.58 shares for every share assumed delivered on vesting of a stock unit now granted) and 1,706,948 shares (one share for every share assumed delivered on vesting of a stock option now granted). There are circumstances in which such restricted stock units and options will not vest, including failure to attain performance goals and termination of employment. In those circumstances, shares represented by the non-vested units would be added back into the maximum.
Shares subject to an award that are not delivered because of failure to vest, forfeiture, cancellation or cash settlement become available for further grant.

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If a participant exercises an option by delivery of previously-owned shares in payment of the exercise price or of any tax withholding obligation, all shares issued to the employee without offset for the number of shares delivered in payment will be counted against the maximum.
The maximum number of shares which may be delivered under the Incentive Plan is subject to further adjustment for corporate transactions, such as:
•	stock splits, stock dividends and stock distributions;

•	any other transaction in which outstanding shares of Common Stock are increased, decreased, changed or exchanged; or

•	a transaction in which cash, property, Common Stock or other securities are distributed in respect of outstanding shares.
If such a corporate transaction occurs, the Committee will make appropriate adjustments in:
•	the number and/or type of shares for which awards may be granted under the Incentive Plans after such transaction; and

•	the number and/or type of shares or securities for which awards then outstanding under the Incentive Plans may be exercised after such transaction – such adjustments would be made without changing the aggregate exercise price applicable to the unexercised portions of outstanding options or SARs.
For example, to adjust for the last corporate transaction – the two-for-one stock split that became effective in July 2000 – the Committee doubled the maximum number of shares that could be issued under the 1998 Incentive Plan. The Committee also doubled the number of unexercised shares that were the subject of outstanding options and cut the corresponding per-share exercise price in half.
Other Limits under the Plan
Subject to further adjustment for corporate transactions, as discussed above, the 2005 Incentive Plan imposes the following limit:
•	shares that may be issued as ISOs under the 2005 Incentive Plan – 1,000,000;

•	shares that may be granted in any one fiscal year to any one participant pursuant to any and all awards – 400,000; and

•	maximum aggregate cash pay-out in any one fiscal year for cash awards to a “covered executive” – $2,000,000.
Amendment of Plan
The Board may, at any time, amend or terminate the Plan. However, the approval of the Company’s stockholders will be required for any amendment (other than adjustments for corporate transactions) which would:
•	increase the maximum number of shares that may be delivered under the Plan as described in Maximum Number of Shares and Adjustments for Corporate Transactions under the Incentive Plan above;

•	increase any of the limits described above under Other Limits Under the Plan;

•	decrease the minimum exercise price for an option or SAR or permit the surrender of an option or an SAR as consideration in exchange for a new award with a lower exercise price, each as described above under Options and SARs; or

•	increase the maximum term of an option or SAR as described above under Options and SARs.

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Federal Income Tax Consequences of Incentive Plan Awards
The Company believes that under present law and regulations the federal income tax treatment of the various awards that may be made under the Incentive Plan will be as described below. In general, the Company’s and its subsidiaries’ right to claim a deduction is subject to the requirements of Section 162(m) of the Code (See Section 162(m) of the Code below).
The grant of an NQSO will not have any tax consequence to the Company nor to the participant. The exercise of an NQSO will require the participant to include in his or her taxable ordinary income the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon the option exercise, the participant will recognize long-or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares (the fair market value on the exercise date). The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of his or exercise of an NQSO.
The grant of an ISO will not have any tax consequence to the Company nor to the participant. The exercise of an ISO will not cause the participant to realize ordinary taxable income nor permit the Company to take a deduction unless the participant disposes of the acquired shares within the later of two years after the grant of the option and one year after the date of the exercise. (However, for purposes of computing the participant’s alternative minimum tax liability, the spread between the option price and the stock’s fair market value on the date of the ISO exercise is treated as income.) If the participant fails to achieve that minimum holding period before deposition, the participant will be treated as though he or she had exercised a NQSO for tax purposes and the Company will be treated as though the participant had exercised a NQSO (see NQSOs above). If the participant achieves the minimum holding period, any gain or loss that is realized on the subsequent disposition of such shares will be treated as long-term capital gain or loss.
The grant of an SAR will not have any tax consequence to the Company nor to the participant. The exercise of an SAR will require the participant to include in his or her taxable ordinary income the amount of any cash received plus the fair market value of any shares issued as the result of the exercise. Upon a subsequent sale or taxable exchange of shares, if any, acquired upon an SAR exercise, the participant will recognize long-term or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares (the fair market value on the exercise date). The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of his or her exercise of an SAR.
The grant of a stock award (including a stock unit) will not have any tax consequence to the Company nor to the participant if, at the time of the grant, the shares or units provided to the participant are subject to a substantial risk of forfeiture, and provided further that the participant chooses not to elect to recognize income. The participant may, however, elect to recognize taxable ordinary income at the time of a stock (but not a unit) grant equal to the fair market value of the stock awarded. Failing such an election, as of the date the shares provided to a participant under a stock award are no longer subject to a substantial risk of forfeiture, the participant will recognize taxable ordinary income equal to the fair market value of the stock. The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of the grant of a stock award.
The participant will recognize taxable ordinary income when he or she is in receipt or constructive receipt of a cash award. The Company will be entitled to a deduction at the same time and in the

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same amount as the participant is in receipt of income in consequence of the grant of a cash award.
Section 162(m) of the Code
The Company’s and its subsidiaries’ right to claim a tax deduction with respect to compensation provided under the Incentive Plan to covered executives may be subject to the limitations of Section 162(m) of the Code. Section 162(m) provides that no deduction shall be allowed for applicable employee remuneration with respect to any covered executive in excess of $1,000,000 for a taxable year. However, qualified performance-based compensation is not subject to this $1,000,000 limitation. “Covered executives” are the Company’s chief executive officer and the four other employees whose compensation is required to be reported to its stockholders under the Securities Exchange Act of 1934.
Options and SARs granted under the Incentive Plan will be qualified performance-based compensation if:
•	the exercise price is no less than fair market value on the date of the grant;

•	such plan is approved by the stockholders of the Company (the Plan was approved in 2005); and

•	the members of the Committee are all “outside directors” as defined under Section 162(m) of the Code and the regulations promulgated thereunder.
Stock and cash awards under the Incentive Plan may be designed by the Committee to be qualified performance-based compensation. The Committee must specify objective performance goals to be attained over a performance period as a condition to the award. For such awards under the Plan, such measures of performance are the Company’s:
•	net earnings;

•	earnings per share on a diluted basis;

•	net sales;

•	net sales for any channel of distribution,

•	return on average assets;

•	selling, general and administrative expenses,

•	earnings from operations;

•	earnings before income taxes; and/or

•	net cash provided by operating activities.
The Committee retains the right to make post-award adjustments to reflect certain extraordinary events.
It is the current intention of the Board that the Committee shall at all times be composed of persons qualifying as “outside directors” and that the Committee shall consider the effect of Section 162(m) in designing and making awards under the Incentive Plan to covered executives. However, under the Incentive Plan, the Committee has the discretion to make awards that will not be so qualified and may find it in the best interest of the Company to do so from time to time.
The Incentive Plan is not the exclusive means available to the Company to provide incentive compensation to employees of the Company and its subsidiaries.

TIFFANY & CO.
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OTHER MATTERS
Stockholder Proposals for Inclusion in the Proxy Statement for the 2010 Annual Meeting
If you wish to submit a proposal to be included in the Proxy Statement for our 2010 Annual Meeting, we must receive it no later than December 10, 2009. Proposals should be sent to the Company at 600 Madison Avenue, New York, New York, 10022, addressed to the attention of Patrick B. Dorsey, Corporate Secretary (Legal Department).
Other Proposals
Our By-laws set forth certain procedures for stockholders of record who wish to nominate directors or propose other business to be considered at an annual meeting. In addition, we will have discretionary voting authority with respect to any such proposals to be considered at the 2010 Annual Meeting unless the proposal is submitted to us no earlier than January 21, 2010 and no later than February 20, 2010 and the stockholder otherwise satisfies the requirement of SEC Rule 14a-4.
Householding
The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Annual Report Administrator, Tiffany & Co., 600 Madison Avenue, 8th Floor, New York, New York 10022 or by calling 212-230-5302. You may also obtain a copy of the proxy statement and annual report from the Company’s website http://investor.tiffany.com/financials.cfm . Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

TIFFANY & CO.
P S -  7 9

Reminder to Vote
Please be sure to either complete, sign and mail the enclosed proxy card in the return envelope provided or call in your instructions or vote by Internet as soon as you can so that your vote may be recorded and counted.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Patrick B. Dorsey
Patrick B. Dorsey
Secretary
New York, New York
April 9, 2009

TIFFANY & CO.
P S -  8 0

Appendix I
Tiffany & Co.
(a Delaware corporation)
Corporate Governance Principles
(as adopted by the full Board of Directors on January 15, 2004 and amended and restated March 15, 2007)
1.	Director Qualification Standards; Size of the Board; Audit Committee Service.
          a.      A majority of the directors shall meet the independence requirements set forth in Section 303A.01 and .02 of the New York Stock Exchange Corporate Governance Rules. A director shall not be deemed to have met such independence requirements unless the Board has affirmatively determined that it be so. In making its determination of independence, the Board shall broadly consider all relevant facts and circumstances and assess the materiality of each director’s relationship(s) with the Corporation and/or its subsidiaries. If a director is determined by the Board to be independent, all relationships, if any, that such director has with the Corporation and/or its subsidiaries which were determined by the Board to be immaterial to independence shall be disclosed in the Corporation’s annual proxy statement.
          b.      A director shall be younger than age 72 when elected or appointed and a director shall not be recommended for re-election by the stockholders if such director will be age 72 or older on the date of the annual meeting or other election in question, provided that the Board of Directors may, by specific resolution, waive the provisions of this sentence with respect to an individual director whose continued service is deemed uniquely important to the Corporation.
          c.      A director need not be a stockholder to qualify as a director, but shall be encouraged to become a stockholder by virtue of the Corporation’s policies and plans with respect to stock options and stock ownership for directors and otherwise.
          d.      Consistent with 1.a. above, candidates for director shall be selected on the basis of their business experience and expertise, with a view to supplementing the business experience and expertise of management and adding further substance and insight into board discussions and oversight of management. The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become directors, and for recommending to the Board director nominees for the next annual meeting of the stockholders.
          e.      From time to time, the Nominating/Corporate Governance Committee will recommend to the Board the number of directors constituting the entire Board. Based upon that recommendation, the current nature of the Corporation’s business, and the talents and business experience of the existing roster of directors, the Board believes that nine directors is an appropriate number at this time.
          f.      The Board shall be responsible for determining the qualification of an individual to serve on the Audit Committee as a designated “audit committee financial expert,” as required by applicable rules of the SEC under Section 407 of the Sarbanes-Oxley Act. In addition, to serve on the Audit Committee, a director must meet the standards for independence set forth in Section 301 of the Sarbanes-Oxley Act. To those ends, the Nominating/Corporate Governance Committee will coordinate with the Board in screening any new candidate for audit committee financial expert or who will serve on the Audit Committee and in evaluating whether to re-nominate any existing director who may serve in the capacity of audit committee financial expert or who may serve on the Audit Committee. If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, then, in the case of each such Audit Committee member, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and disclose such determination in the Corporation’s annual proxy statement.
          g.      Any director who changes his or her employer or otherwise has a significant change in job responsibilities, or who accepts or intends to accept a directorship with another public company (or with any other organization that would require a significant time commitment) that he or she did not hold when such director was most recently elected to the Board, shall (1) advise the secretary of the Corporation of such change or directorship and (2) submit to the Nominating/Corporate Governance Committee, in care of the secretary, a signed letter, addressed to such Committee, resigning as a director of the Corporation effective upon acceptance of such resignation by such Committee but void ab initio if not accepted by such Committee within ten (10) days of receipt by the secretary. The secretary of the Corporation shall promptly advise the members of the Nominating/Corporate Governance Committee of such advice and receipt of such letter. The Nominating/Corporate Governance Committee shall promptly meet and consider, in light of the circumstances, the continued appropriateness of such director’s membership on the Board and each committee of the Board on which such director participates. In some instances, taking into account all relevant factors and circumstances, it may be appropriate for the Nominating/Corporate Governance Committee to accept such resignation, to recommend to the Board that the director cease participation on one or more committees, or to recommend to the Board that such director not be re-nominated to the Board.
          h.      Subject to 1.b. above, directors of the Corporation are not subject to term limits. However, the Nominating/Corporate Governance Committee will consider each director’s continued service on the Board each year and recommend whether each director should be re-nominated to the Board. Each director will be given an opportunity to confirm his or her desire to continue as a member of the Board.
          i.      The Corporation has amended its By-Laws to provide for majority voting in the election of directors. In uncontested elections, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Nominating/Corporate Governance Committee (or comparable committee of the Board) shall establish procedures for any director who is not elected to tender his or her resignation. The Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the election results. In determining whether or not to recommend that the Board of Directors accept any resignation offer, the Nominating/Corporate Governance Committee shall be entitled to consider all factors believed relevant by such Committee’s members. Unless applicable to all directors, the director(s) whose resignation is under consideration is expected to recuse himself or herself from the Board vote. Thereafter, the Board will promptly disclose its decision regarding the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission. If the Board accepts a director’s resignation pursuant to this process, the Nominating/Corporate Governance Committee shall recommend to the Board whether to fill such vacancy or reduce the size of the Board. If, for any reason, the Board of Directors is not elected at an annual meeting, they may be elected thereafter at a special meeting of the stockholders called for that purpose in the manner provided in the By-laws.
          j.      Including service on the Board of Directors of the Corporation, no director shall serve on the board of directors (or any similar governing body) of more than six public companies.

2.	Attendance and Participation at Board and Committee Meetings.
          a.      Directors shall be expected to attend six regularly scheduled board meetings in person, if practicable, or by telephone, if attendance in person is impractical. Directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled board meetings will be practicable.
          b.      For committees on which they serve, directors shall be expected to attend regularly scheduled meetings in person, if practicable, or by telephone, if attendance in person is impractical or if telephone participation is the expected means of participation. For committees on which they serve, directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled committee meetings will be practicable.
          c.      Directors shall attempt to make time to attend, in person or by telephone, specially scheduled meetings of the Board or those committees on which they serve.
          d.      Directors shall, if practicable, review in advance all meeting materials provided by management, the other directors or consultants to the Board.
          e.      Directors shall familiarize themselves with the policies and procedures of the Board with respect to business conduct, ethics, confidential information and trading in the Corporation’s securities.
          f.      Nothing stated herein shall be deemed to limit the duties of directors under applicable law.
3.	Director Access to Management and Independent Advisors.
          a.      Executive officers of the Corporation and its subsidiaries shall make themselves available, and shall arrange for the availability of other members of management, employees and consultants, so that each director shall have full and complete access with respect to the business, finances and accounting of the Corporation and its subsidiaries.
          b.      The chief financial officer and the chief legal officer of the Corporation will regularly attend Board meetings (other than those portions of Board meetings that are reserved for independent or non-management directors or those portions in which the independent or non-management directors meet privately with the chief executive officer) and the Board encourages the chief executive officer to invite other executive officers and non-executive officers to Board meetings from time to time in order to provide additional insight into items being discussed and so that the Board may meet and evaluate persons with potential for advancement.
          c.      If the charter of any Board committee on which a director serves provides for access to independent advisors, any executive officer of the Corporation is authorized to arrange for the payment of the reasonable fees of such advisors at the request of such a committee acting by resolution or unanimous written consent.

4.	Director Compensation.
          a.      Directors shall be compensated in a manner and at a level sufficient to encourage exceptionally well-qualified candidates to accept service upon the Board and to retain existing directors. The Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based upon appreciation in the market value of, the Corporation’s Common Stock.
          b.      To help determine the form and amount of director compensation, the staff of the Corporation shall, if requested by the Board, provide the Board with data drawn from public company filings with respect to the fees and emoluments paid to outside directors by comparable public companies.
          c.      Contributions to charities with which an independent or non-management director is affiliated will not be used as compensation to such a director and management will use special efforts to avoid any appearance of impropriety in connection with such contributions, if any.
          d.      Management will advise the Board should the Corporation or any subsidiary wish to enter into any direct financial arrangement with any director for consulting or advisory services, or into any arrangement with any entity affiliated with such director by which the director may be indirectly benefited, and no such arrangement shall be consummated without specific authorization from the Board.
5.	Director Orientation and Continuing Education.
          a.      Each executive officer of the Corporation shall meet with each new director and provide an orientation into the business, finance and accounting of the Corporation.
          b.      Each director shall be reimbursed for reasonable expenses incurred in pursuing continuing education with respect to his/her role and responsibilities to the stockholders and under law as a director.
6.	Management Succession.
          a.      The Board, assisted by the Corporate Nominating/Corporate Governance Committee and the Compensation Committee, shall select, evaluate the performance of, retain or replace the chief executive officer. Such actions will be taken with (i) a view to the effectiveness and execution of strategies propounded by and decisions taken by the chief executive officer with respect the Corporation’s long-term strategic plan and long-term financial returns and (ii) applicable legal and ethical considerations.
          b.      In furtherance of the foregoing responsibilities, and in contemplation of the retirement, or an exigency that requires the replacement, of the chief executive officer, the Board shall, in conjunction with the chief executive officer, oversee the selection and evaluate the performance of the other executive officers.
7.	Annual Performance Evaluation of the Board.
          a.      The Nominating/Corporate Governance Committee is responsible to assist the Board in the Board’s oversight of the Board’s own performance in the area of corporate governance.

          b.      Annually, each director will participate in an assessment of the Board’s performance in the area of corporate governance. The results of such self-assessment will be provided to each director.
8.	Matters for Board Review, Evaluation and/or Approval.
          a.      The Board is responsible under the law of the State of Delaware to review and approve significant actions by the Corporation including major transactions (such as acquisitions and financings), declaration of dividends, issuance of securities and appointment of officers of the Corporation.
          b.      The Board is responsible, either through its committees, or as guided by its committees, for those matters which are set forth in the respective charters of the Audit, Nominating/Corporate Governance and Compensation Committees or as otherwise set forth in the corporate governance rules of the New York Stock Exchange.
          c.      The following matters, among others, will be the subject of Board deliberation:
                    i.     annually, the Board will review and if acceptable approve the Corporation’s operating plan for the fiscal year, as developed and recommended by management;
                   ii.     at each regularly scheduled meeting of the Board, the directors will review actual performance against the operating plan;
                  iii.     annually, the Board will review and if acceptable approve the Corporation’s five-year strategic plan, as developed and recommended by management;
                  iv.     from time to time, the Board will review topics of relevance to the approved or evolving strategic plan, including such topics identified by the Board and those identified by management;
                  v.     annually, the charters of the Audit, Nominating/Corporate Governance and Compensation Committees will be reviewed and, if necessary, modified, by the Board;
                  vi.     annually, the delegation of authority to officers and employees for day-to-day operating matters of the Corporation and its subsidiaries will be reviewed and if acceptable approved by the Board;
                  vii.     annually, the Corporation’s investor relations program will be reviewed by the Board;
                 viii.     annually, the schedule of insurance coverage for the Corporation and its subsidiaries will be reviewed by the Board;
                  ix.     annually, the status of various litigation matters in which the Corporation and its subsidiaries are involved will be presented to and discussed with the Board;
                   x.     annually, the Corporation’s policy with respect to the payment of dividends will be reviewed and if acceptable approved by the Board;
                   xi.     annually, the Corporation’s program for use of foreign currency hedges and forward contracts will be reviewed and if acceptable approved by the Board; and

                     xii.      from time to time, the Corporation’s use of any stock re-purchase program approved by the Board will be reviewed by the Board.
9.	Management’s Responsibilities.
          Management is responsible to operate the Corporation with the objective of achieving the Corporation’s operating and strategic plans and building value for stockholders on a long-term basis. In executing those responsibilities management is expected to act in accordance with the policies and standards established by the Board (including these principles), as well as in accordance with applicable law and for the purpose of maintaining the value of the trademarks and business reputation of the Corporation’s subsidiaries. Specifically, the chief executive officer and the other executive officers are responsible for:
          a.      producing, under the oversight of the Board and the Audit Committee, financial statements for the Corporation and its consolidated subsidiaries that fairly present the financial condition, results of operation, cash flows and related risks in accordance with generally accepted accounting principles, for making timely and complete disclosure to investors, and for keeping the Board and the appropriate committees of the Board informed on a timely basis as to all matters of significance;
          b.      developing and presenting the strategic plan, proposing amendments to the plan as conditions and opportunities dictate and for implementing the plan as approved by the Board;
          c.      developing and presenting the annual operating plans and budgets and for implementing those plans and budgets as approved by the Board;
          d.      creating an organizational structure appropriate to the achievement of the strategic and operating plans and recruiting, selecting and developing the necessary managerial talent;
          e.      creating a working environment conducive to integrity, business ethics and compliance with applicable legal and Corporate policy requirements;
          f.       developing, implementing and monitoring an effective system of internal controls and procedures to provide reasonable assurance that: the Corporation’s transactions are properly authorized; the Corporation’s assets are safeguarded against unauthorized or improper use; and the Corporation’s transactions are properly recorded and reported. Such internal controls and procedures also shall be designed to permit preparation of financial statements for the Corporation and its consolidated subsidiaries in conformity with generally accepted accounting principles and any other legally required criteria applicable to such statements; and
          g.       establishing, maintaining and evaluating the Corporation’s disclosure controls and procedures. The term “disclosure controls and procedures” means controls and other procedures of the Corporation that are designed to ensure that information required to be disclosed by the Corporation in the reports filed by it under the Securities Exchange Act of 1934 (the “Act”) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Corporation in the reports it files under the Act is accumulated and communicated to the Corporation’s management, including its principal executive and financial officers, to allow timely decisions regarding required disclosure. To assist in carrying out this responsibility, management has established a Disclosure Control Committee, whose membership is responsible to the Audit Committee, to the chief executive officer and to the chief financial officer, and includes the following officers or employees of the Corporation: the president, the chief legal officer, the head of finance, the chief information officer, the controller, the head of internal audit & financial controls, the investor relations officer and the treasurer.
10.	Meeting Procedures.
          a.      The Board shall determine whether the offices of chairman of the board and chief executive officer shall be held by one person or by separate persons, and whether the person holding the office of chairman of the board shall be “independent” or not. An “independent” director meets the requirements for “independence” as referenced in item 1.a above. “Non-management” directors include those who are independent and those who, while not independent, are not currently employees of the Corporation or one of its subsidiaries.
          b.      The chairman of the board will establish the agenda for each Board meeting but the chairman of the board will include in such agenda any item submitted by the presiding independent director (see item 11.c below). Each Board member is free to suggest the inclusion of items on the agenda for any meeting and the chairman of the board will consider them for inclusion.
          c.      Management shall be responsible to distribute information and data necessary to the Board’s understanding of all matters to be considered and acted upon by the Board; such materials shall be distributed in writing to the Board sufficiently in advance so as to provide reasonably sufficient time for review and evaluation. To that end, management has provided each director with access to a secure website where confidential and sensitive materials may be viewed. In circumstances where practical considerations do not permit advance circulation of written materials, reasonable steps shall be taken to allow more time for discussion and consideration, such as extending the duration of a meeting or circulating unanimous written consent forms, which may be considered and returned at a later time.
          d.      The chairman of the board shall preside over meetings of the Board.
          e.      If the chairman of the board is not independent, the independent directors may select from among themselves a “presiding independent director”; failing such selection, the chairman of the Nominating/Corporate Governance Committee shall be the presiding independent director. The presiding independent director shall be identified as such in the Corporation’s annual proxy statement to facilitate communications by stockholders and employees with the non-management directors.
          f.      The non-management directors shall meet separately from the other directors in regularly scheduled executive session, without the presence of management directors and executive officers of the Corporation. The presiding independent director shall preside over such meetings.
          g.      At least once per year the independent directors shall meet separately from the other directors in a scheduled executive session, without the presence of management directors, non-management directors who are not independent and executive officers of the Corporation. The presiding independent director shall preside over such meetings.
11.	Committees.
          a.      The Board shall have an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee which shall have the respective responsibilities described in the charters of each committee. The membership of each such committee shall consist only of independent directors.

          b.      The Board may, from time to time, appoint one or more additional committees, such as a Dividend Committee.
          c.      The chairman of each Board committee, in consultation with the appropriate members of management and staff, will develop the committee’s agenda. Management will assure that, as a general rule, information and data necessary to the committee’s understanding of the matters within the committee’s authority and the matters to be considered and acted upon by a committee are distributed to each member of such committee sufficiently in advance of each such meeting or action taken by written consent to provide a reasonable time for review and evaluation.
          d.      At each regularly scheduled Board meeting, the chairman of each committee or his or her delegate shall report the matters considered and acted upon by such committee at each meeting or by written consent since the preceding regularly scheduled Board meeting.
          e.      The secretary of the Corporation, or any assistant secretary of the Corporation, shall be available to act as secretary of any committee and shall, if invited, attend meetings of the committee and prepare minutes of the meeting for approval and adoption by the committee.
12.	Reliance.

Any director of the Corporation shall, in the performance of such person’s duties as a member of the Board or any committee of the Board, be fully protected in relying in good faith upon the records of the Corporation or upon such information, opinions, reports or statements presented by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence.
13.	Reference to Corporation’s Subsidiaries.

Where the context so requires, reference herein to the Corporation includes reference to the Corporation and/or any direct or indirect subsidiary of the Corporation whose financial results are consolidated with those of the Corporation for financial reporting purposes and reference to a subsidiary of the Corporation shall be reference to such a subsidiary.

Appendix II
TIFFANY & CO.
2005 EMPLOYEE INCENTIVE PLAN
(As Amended May 18, 2006)
Section 1
General
          1.1      Purpose. The 2005 Tiffany & Co. Employee Incentive Plan (the “Plan”) has been established by Tiffany & Co., a Delaware corporation, (the “Company”) to (i) attract and retain employees; (ii) motivate Participants to achieve the Company’s operating and strategic goals by means of appropriate incentives; (iii) provide incentive compensation opportunities that are competitive with those of other companies competing with the Company and its Related Companies for employees; and (iv) further link Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s Common Stock, thereby promoting the long-term financial interests of the Company and its Related Companies, including the growth in value of the Company’s stockholders’ equity and the enhancement of long-term returns to the Company’s stockholders.
          1.2      Participation. Subject to the terms and conditions of the Plan, the Committee shall, from time to time, determine and designate from among Eligible Individuals those persons who will be granted one or more Awards under the Plan. Eligible Individuals who are granted Awards become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards need not be identical but shall be subject to the terms and conditions specified in the Plan. Subject to the last two sentences of subsection 2.2 of the Plan, Awards may be granted as alternatives to or in replacement for awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).
          1.3      Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Initially capitalized terms used in the Plan shall be defined as set forth in the Plan (including in the definitional provisions of Section 7 of the Plan).
          1.4      Amendment to Prior Plan. If this Plan becomes effective on approval by the Company’s stockholders, as provided for in Section 4.1 below, the Company’s 1998 Employee Incentive Plan (the “1998 Plan”) shall be deemed amended so that no further Awards shall be made under the 1998 Plan on or after the Effective Date of this Plan, although the 1998 Plan shall remain in effect with respect to Awards made under the 1998 Plan prior to the Effective Date of this Plan.
Section 2
Options and SARs
          2.1      Definitions.
(a)	The grant of an “Option” entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is

I I - 1

intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. A “Non-Qualified Option” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b)	The grant of a stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Shares, value equal to all or a portion of the excess of: (a) Fair Market Value of a specified number of Shares at the time of exercise, over (b) an Exercise Price established by the Committee.
          2.2      Exercise Price. The per-Share “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a formula established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share as of the Pricing Date. For purposes of the preceding sentence, the “Pricing Date” shall be the date on which the Option or SAR is granted unless the Option or SAR is granted on a date on which the principal exchange on which the Shares are then listed or admitted to trading is closed for trading, in which case the “Pricing Date” shall be the most recent date on which such exchange was open for trading prior to such grant date; except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option or SAR is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award. Except as provided in subsection 4.2(c), the Exercise Price of any Option or SAR may not be decreased after the grant of the Award. Neither an Option nor an SAR may be surrendered as consideration in exchange for a new Award with a lower Exercise Price.
          2.3      Exercise. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee provided that no Option or SAR shall be exercisable after, and each Option and SAR shall become void no later than, the tenth (10th) anniversary date of the date of grant of such Option or SAR.
          2.4      Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:
(a)	The Exercise Price may be paid by ordinary check or such other form of tender as the Committee may specify.

(b)	If permitted by the Committee, the Exercise Price for Shares purchased upon the exercise of an Option may be paid in part or in full by tendering Shares (by either actual delivery of Shares or by attestation, with such Shares valued at Fair Market Value as of the date of exercise).

(c)	The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option (or a sufficient portion of such Shares) and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

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Section 3
Other Stock Awards
          3.1      Definition. A “Stock Award” is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both).
          3.2      Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of Performance Goals.
Section 4
Operation and Administration
          4.1      Effective Date and Duration. Subject to approval of the stockholders of the Company at the Company’s 2005 annual meeting, the Plan shall be effective as of May 1, 2005 (the “Effective Date”) and shall remain in effect as long as any Awards under the Plan are outstanding; provided, however, that, no Award may be granted or otherwise made under the Plan after April 30, 2015.
          4.2      Shares Subject to Plan.
(a)	(i) Subject to the following provisions of this subsection 4.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be Eleven Million (11,000,000) Shares, provided that such maximum shall be reduced by one and 58 hundredths (1.58) of a Share for each Share that is delivered pursuant to a Stock Award.

(ii) Any Shares granted under the Plan that are forfeited or fail to vest because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant or a Participant’s beneficiary because the Award is forfeited, fails to vest or is canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii) If the Exercise Price and/or tax withholding obligation for any Option or any SAR to be settled in Shares granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation), the number of Shares issued on such exercise without offset for the number of Shares so tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan; if the Exercise Price and/or any tax withholding obligation for any Option or SAR granted under the Plan is satisfied by the Company withholding Shares, the full number of Shares for which such Option or SAR was exercised, without reduction for the number of Shares withheld, shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iv) Shares delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for delivery under the Plan, to the extent that such settlement, assumption

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or substitution occurs as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

(b)	Subject to adjustment under paragraph 4.2(c), the following additional maximum limitations are imposed under the Plan: (i) the aggregate maximum number of Shares that may be issued under Options intended to be Incentive Stock Options shall be One Million (1,000,000) shares; and (ii), unless the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance Based Exception, the following limitations shall apply: (A) in any fiscal year of the Company, the aggregate number of shares that may be granted to any Participant pursuant to any and all Awards (including Options, SARS and Stock Awards) shall not exceed Four Hundred Thousand (400,000); and (B) in any fiscal year of the Company, the maximum aggregate cash payout with respect to Other Incentive Awards granted in any fiscal year of the Company pursuant to Section 8 of the Plan which may be made to any Named Executive Officer shall be Two Million Dollars ($2,000,000).

(c)	If the outstanding Shares are increased or decreased, or are changed into or exchanged for cash, property or a different number or kind of shares or securities, or if cash, property, Shares or other securities are distributed in respect of such outstanding Shares, in either case as a result of one or more mergers, reorganizations, reclassifications, recapitalizations, stock splits, reverse stock splits, stock dividends, dividends (other than regular, quarterly dividends), or other distributions, spin-offs or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction shall provide otherwise, appropriate adjustments shall be made in the number and/or type of Shares or securities for which Awards may thereafter be granted under the Plan and for which Awards then outstanding under the Plan may thereafter be exercised. Any such adjustments in outstanding Awards shall be made without changing the aggregate Exercise Price applicable to the unexercised portions of outstanding Options or SARs. The Committee shall make such adjustments to preserve the benefits or potential benefits of the Plan and the Awards; such adjustments may include, but shall not be limited to, adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the Exercise Price of outstanding Options and SARs; (iv) the limits specified in subsections 4.2(a)(i) and 4.2(b) above; and (v) any other adjustments that the Committee determines to be equitable. No right to purchase or receive fractional shares shall result from any adjustment in Options, SARs or Stock Awards pursuant to this paragraph 4.2(c). In case of any such adjustment, Shares subject to the Option, SAR or Stock Award shall be rounded up to the nearest whole Share.
          4.3       Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:
(a)	Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity, and the Committee may impose such restrictions on any Shares acquired pursuant to the Plan as the Committee may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the

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requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. In the event that the Committee determines in its discretion that the registration, listing or qualification of the Shares issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares under an Option or Stock Award, such Option or Stock Award shall not be exercisable or exercised in whole or in part unless such registration, listing and qualification, and any necessary consents or approvals have been unconditionally obtained.

(b)	Distribution of Shares under the Plan may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rule of any stock exchange.
          4.4      Tax Withholding. Before distribution of Shares under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local tax withholding requirements or, in the discretion of the Committee, the Company may withhold from the Shares to be delivered and/or otherwise issued Shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any federal, state or local tax withholding requirements. Neither the Company nor any Related Company shall be liable to a Participant or any other person as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt or exercise of any Award hereunder.
          4.5      Reserved Rights. Subject to the limitations of subsection 4.2 on the number of Shares that may be delivered under the Plan, the Plan does not limit the right of the Company to use available Shares, including authorized but un-issued shares and treasury shares, as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).
          4.6      Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Shares which may be either paid currently or credited to an account for the Participant, and which may be settled in cash or Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including reinvestment of such credited amounts in Share equivalents.
          4.7      Settlements; Deferred Delivery. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combinations thereof, all subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may establish provisions for the deferred delivery of Shares upon the exercise of an Option or SAR or receipt of a Stock Award with the deferral evidenced by use of “Stock Units” equal in number to the number of Shares whose delivery is so deferred. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share. Stock Units represent an unfunded and unsecured obligation of the Company except as otherwise provided by the Committee. Settlement of Stock Units upon expiration of the deferral period shall be made in Shares or otherwise as determined by the Committee. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to paragraph 4.2(c). Unless otherwise specified by the Committee, any deferred delivery of Shares pursuant to an Award shall be settled by the delivery of Shares no later

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than the 60th day following the date the person to whom such deferred delivery must be made ceases to be an employee of the Company or a Related Company.
          4.8      Transferability. Unless otherwise provided by the Committee, any Option and SAR granted under the Plan, and, until vested, any Stock Award or other Shares-based Award granted under the Plan, shall by its terms be nontransferable by the Participant otherwise than by will, the laws of descent and distribution or pursuant to a “domestic relations order”, as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall be exercisable by, or become vested in, during the Participant’s lifetime, only by the Participant.
          4.9      Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the secretary of the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
          4.10    Award Agreements with Company; Vesting and Acceleration of Vesting of Awards. At the time of an Award to a participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (an “Award Agreement”) in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe, including, but not limited to, conditions to the vesting or exercisability of an Award, such as continued service to the Company or a Related Company for a specified period of time. The Committee may waive such conditions to and/or accelerate exercisability or vesting of an Option, SAR or Stock Award, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion.
          4.11    Limitation of Implied Rights.
(a)	Neither a Participant nor any other person shall, by reason of the Plan or any Award Agreement, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by the assets of the Company or of any Related Company. Nothing contained in the Plan or any Award Agreement shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)	Neither the Plan nor any Award Agreement shall constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan or an Award. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
          4.12     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which an officer of the Company acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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          4.13      Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of such board (including a committee of such board) who are duly authorized to act for such board, or (except to the extent prohibited by applicable law or applicable rules of any Stock exchange) by a duly authorized officer of the Company or such Related Company.
          4.14      Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
          4.15      Liability for Cash Payments. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by such Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.
          4.16      Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors of the Company nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of such Board of Directors or a committee of such Board to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be generally applicable or applicable only in specific cases.
Section 5
Committee
          5.1      Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 5.
          5.2      Selection of Committee. The Committee shall be selected by the Board and shall consist of two or more members of the Board, each of whom shall qualify as “outside directors” for purposes of Section 162(m) of the Code and as “independent” for purposes of The New York Stock Exchange Listing standards.
          5.3      Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:
(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from amongst Eligible Individuals those persons who shall receive Awards, to determine who is an Eligible Individual, to determine the time or time of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, Performance Goals, restrictions, and other provisions of such Awards and Award Agreements, and (subject to the restrictions imposed by Section 6) to cancel, amend or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Eligible Individual, the Eligible Individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

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(b)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements of the Performance-Based Exception and to take such action, establish such procedures, and impose such restrictions at the time Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)	The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

(d)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(e)	Any interpretation of the Plan by the Committee and any decision made by the Committee under the Plan are final and binding.

(f)	In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.
          5.4      Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a Stock exchange, the Committee may allocate all or any portion of its powers and responsibilities to any one or more of its members and may delegate all or part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
          5.5      Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be requested by the Committee in order to discharge its duties. The records of the Company and Related Companies as to an Eligible Individual’s or a Participant’s employment, consulting services, termination of employment or services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect by the Committee. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers necessary or desirable to carry out the terms of the Plan.
Section 6
Amendment and Termination
          6.1      Board’s Right to Amend or Terminate. Subject to the limitations set forth in this Section 6, the Board may, at any time, amend or terminate the Plan.
          6.2      Amendments Requiring Stockholder Approval. Other than as provided in subsection 4.2 (c) (relating to certain adjustments to shares), the approval of the Company’s stockholders shall be required for any amendment which: (i) increases the maximum number of

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Shares that may be delivered to Participants under the Plan set forth in subsection 4.2(a); (ii) increases the maximum limitation contained in Section 4.2(b); (iii) decreases the exercise price of any Option or SAR below the minimum provided in subsection 2.2; (iv) modifies or eliminates the provisions stated in the final two sentences of subsection 2.2; (v) increases the maximum term of any Option or SAR set forth in Section 2.3; (vi) provides any Performance Measure other than those listed in Section 9.1; or (vii) modifies or eliminates the provisions stated in subsection 1.4. Whenever the approval of the Company’s stockholders is required pursuant to this subsection 6.2, such approval shall be sufficient if obtained by a majority vote of those stockholders present or represented and actually voting on the matter at a meeting of stockholders duly called, at which meeting a majority of the outstanding shares actually vote on such matter.
Section 7
Defined Terms
For the purposes of the Plan, the terms listed below shall be defined as follows:
Award. The term “Award” shall mean, individually and collectively, any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, Stock Awards and Other Incentive Awards.
Award Agreement. The term “Award Agreement” is defined in subsection 4.10.
Board. The term “Board” shall mean the Board of Directors of the Company.
Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code or of any law that is enacted to replace the Code.
Eligible Individual. The term “Eligible Individual” shall mean any employee of the Company or a Related Company. For purposes of the Plan, the status of the Chairman of the Board of Directors as an employee shall be determined by the Committee.
Fair Market Value. For purposes of determining the “Fair Market Value” of a Share, the following rules shall apply:
(i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the mean between the lowest and the highest reported sales prices of the Shares on the date in question on the principal exchange on which the Shares are then listed or admitted to trading. If no reported sale of Shares takes place on the date in question on the principal exchange, then the reported closing asked price of the Shares on such date on the principal exchange shall be determinative of Fair Market Value.
(ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the mean between the lowest reported bid price and the highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Shares in such market.
(iii) If the Shares are not listed or admitted to trading on any Stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee, acting in good faith.

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Named Executive Employee. The term “Named Executive Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of covered employees, as defined in the regulations promulgated under Code section 162(m), or any successor statute.
Participant. The term “Participant” means an Eligible Individual who has been granted an Award under the Plan. For purposes of the administration of Awards, the term Participant shall also include a former employee or any person (including an estate) who is a beneficiary of a former employee and any person (including any estate) to whom an Award has been assigned or transferred as permitted by the Committee.
Other Incentive Award. The term “Other Incentive Award” means a cash award as described in Section 8 below.
Performance-Based Exception. The term “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code section 162(m).
Performance Goals. The term “Performance Goals” means one or more objective targets measured by the Performance Measure, the attainment of which may determine the degree of payout and/or vesting with respect to Awards.
Performance Period. The term “Performance Period” means the time period during which Performance Goals must be achieved with respect to an Award, as determined by the Committee, but which period shall not be shorter than one of the Company’s fiscal years.
Performance Measure. The term “Performance Measure” refers to the performance measures discussed in Section 9 of the Plan.
Related Companies. The term “Related Company” means
(i) any corporation, partnership, joint venture or other entity during any period in which such corporation, partnership, joint venture or other entity owns, directly or indirectly, at least fifty percent (50%) of the voting power of all classes of voting shares of the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company);
(ii) any corporation, partnership, joint venture or other entity during any period in which the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company or any entity that is a Related Company by reason of clause (i) next above) owns, directly or indirectly, at least a fifty percent (50%) voting or profits interest; or
(iii) any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.
Shares. The term “Shares” shall mean shares of the Common Stock of the Company, $.01 par value, as presently constituted, subject to adjustment as provided in paragraph 4.2(c) above.
Section 8
Other Incentive Awards
          8.1      Grant of Other Incentive Awards. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Eligible Individuals, in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

I I - 10

          8.2      Other Incentive Award Agreement. Each Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award or the means by which it will be calculated, the terms and conditions applicable to such Award, the applicable Performance Period and Performance Goals, if any, and such other provisions as the Committee shall determine, in all cases subject to the terms and provisions of the Plan.
          8.3      Nontransferability. Except as otherwise provided in the applicable Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution.
          8.4      Form and Timing of Payment of Other Incentive Awards. Payment of Other Incentive Awards shall be made in cash and at such times as established by the Committee subject to the terms of the Plan.
Section 9
Performance-Based Measures
          9.1      Performance Measures. The Performance Measures used to determine the attainment of Performance Goals with respect to Other Incentive Awards and Stock Awards to Named Executive Employees which are designed to qualify for the Performance-Based Exception shall be (A) a change in the Fair Market Value of a Share or (B) any one or more of the following, as reported in the Company’s Annual Report to Stockholders which is included in the Company’s Annual Report on Form 10-K or which may be mathematically derived from financial results reported in such Annual Report, including Annual Reports made for prior years:
(a)	the Company’s consolidated net earnings;

(b)	the Company’s consolidated earnings per share on a diluted basis;

(c)	the Company’s consolidated net sales;

(d)	net sales for any channel of distribution (as defined in Management’s Discussion and Analysis of Financial Condition and Results of Operations);

(e)	the Company’s consolidated return on average assets;

(f)	the Company’s consolidated selling, general and administrative expenses;

(g)	the Company’s consolidated earnings from operations;

(h)	the Company’s consolidated earnings before income taxes; and

(i)	the Company’s consolidated net cash provided by operating activities.
The Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in said Annual Report for the applicable year.

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          9.2      Discretion to Adjust Awards/Performance Goals. The Committee retains the discretion to adjust the determination of the degree of attainment of the pre-established Performance Goals for Awards; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be subjected to an adjustment which would yield an increased payout, although the Committee may retain the discretion to make an adjustment which would yield a decreased payout. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Measure for Awards designed to qualify for the Performance-Based Exception and held by Named Executive Officers without obtaining stockholder approval of such change, the Committee shall have sole discretion to make such change without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which will not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).
Section 10
Successors
          All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

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The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3. Shares represented by this proxy will be so voted unless otherwise indicated, in which case they will be voted as marked.

Please mark your votes as indicated in this example	X

Item 1: Election of the following nominees as directors:	THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1 Michael J. Kowalski	☐	☐	☐	1.6 Charles K. Marquis	☐	☐	☐	Item 2:	Ratification of the selection of PricewaterhouseCoopers LLP as the	☐	☐	☐
Company’s independent registered
1.2 Rose Marie Bravo	☐	☐	☐	1.7 Peter W. May	☐	☐	☐		public accounting firm for fiscal year 2009.

1.3 Gary E. Costley	☐	☐	☐	1.8 J. Thomas Presby	☐	☐	☐	Item 3:	Approval of an amendment to the Tiffany & Co. 2005 Employee Incentive Plan to	☐	☐	☐
increase by 2,500,000 the maximum
1.4 Lawrence K. Fish	☐	☐	☐	1.9 William A. Shutzer	☐	☐	☐		number of shares that may be issued under the Plan.

1.5 Abby F. Kohnstamm	☐	☐	☐						I PLAN TO ATTEND THE ANNUAL MEETING		☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please date and sign exactly as your name appears printed on this card. When shares are held by joint owners, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

▲	FOLD AND DETACH HERE	▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Tiffany & Co.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders
The Proxy Statement and the Annual Report to Stockholders for the year ended January 31, 2009 are available at:
http://bnymellon.mobular.net/bnymellon/tif

INTERNET
http://www.proxyvoting.com/tif
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

45524

TIFFANY & CO.
PROXY FOR ANNUAL MEETING
SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF TIFFANY & CO. (THE “COMPANY”) TO BE HELD MAY 21, 2009, AT 9:00 A.M. NEW YORK TIME IN THE COSMOPOLITAN SUITE OF THE FOUR SEASONS HOTEL, 57 EAST 57TH STREET, NEW YORK, NEW YORK. THE BOARD OF DIRECTORS RECOMMENDS: A VOTE “FOR” ALL NOMINEES FOR DIRECTOR IN ITEM 1; “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009 IN ITEM 2; “FOR” THE APPROVAL OF AN AMENDMENT TO THE TIFFANY & CO. 2005 EMPLOYEE INCENTIVE PLAN TO INCREASE BY 2,500,000 THE MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN IN ITEM 3.
SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR IN ITEM 1 AND “FOR” ITEMS 2 AND 3. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED.
The undersigned hereby appoints M.J. KOWALSKI, J.N. FERNANDEZ, and P.B. DORSEY, and each of them, proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2009 Annual Meeting of Stockholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgment, on such matters as may be incident to the conduct of or may properly come before the meeting.
IMPORTANT
THIS PROXY IS CONTINUED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲	FOLD AND DETACH HERE	▲

Tiffany & Co.
727 Fifth Avenue
New York, N.Y. 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held
THURSDAY, MAY 21, 2009
The Annual Meeting of Stockholders of Tiffany & Co. (the “Company”) will be held in the Cosmopolitan Suite of the Four Seasons Hotel, 57 East 57th Street, New York, New York on Thursday, May 21, 2009, at 9:00 a.m. New York time to consider and take action on the following:
1.	Election of nine (9) directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009;

3.	Approval of an amendment to the Tiffany & Co. 2005 Employee Incentive Plan to increase by 2,500,000 the maximum number of shares that may be issued under the Plan.
All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 23, 2009 will be entitled to notice of and to vote at the meeting or any adjournments thereof. The transfer books will not be closed.
A list of stockholders entitled to vote will be available for inspection by interested stockholders at the offices of the Company, 727 Fifth Avenue, New York, New York commencing on May 1, 2009 during ordinary business hours.
BY ORDER OF THE BOARD OF DIRECTORS
Patrick B. Dorsey
Secretary
New York, New York
April 9, 2009
YOUR VOTE IS IMPORTANT. EVEN IF IT IS YOUR DESIRE TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, VOTE BY INTERNET OR CALL IN YOUR VOTE.
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